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                                                                    EXHIBIT 4.34

                                                                  EXECUTION COPY

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                        364-DAY BRIDGE CREDIT AGREEMENT

                                  Dated as of

                                 March 5, 2001

                                     Among

                         TRANSOCEAN SEDCO FOREX INC.,

                          THE LENDERS PARTIES HERETO,

                                SUNTRUST BANK,
                             as Syndication Agent,

                             ABN AMRO BANK, N.V.,
                           as Administrative Agent,

                 WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION,
                            as Documentation Agent,

                                      And

                            BANK OF AMERICA, N.A.,
                           as Senior Managing Agent

===============================================================================

                            ABN AMRO BANK, N.V. and
                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                          as Joint Lead Arrangers and
                              Joint Book Runners
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                        364-DAY BRIDGE CREDIT AGREEMENT
                        -------------------------------

     THIS 364-DAY BRIDGE CREDIT AGREEMENT (the "Agreement"), dated as of March 5, 2001, among TRANSOCEAN SEDCO FOREX INC. (the "Borrower"), a Cayman Islands company, the lenders from time to time parties hereto (each a "Lender" and collectively, the "Lenders"), SUNTRUST BANK, a Georgia banking corporation ("STB"), as syndication agent for the Lenders (in such capacity, the "Syndication Agent"), ABN AMRO BANK, N.V., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, as documentation agent for the Lenders (in such capacity, the "Documentation Agent"), BANK OF AMERICA, N.A., as senior managing agent for the Lenders (in such capacity, the "Senior Managing Agent"), and GOLDMAN SACHS CREDIT PARTNERS L.P. and ABN AMRO BANK, N.V., as joint lead arrangers and joint book runners for the credit facility described herein (in such capacities, the "Joint Lead Arrangers" and "Joint Book Runners").

                                  WITNESSETH:

     WHEREAS, the Borrower has requested that the Lenders establish in its favor a 364-day bridge revolving credit facility in the aggregate principal amount of U.S. $1,200,000,000, pursuant to which facility loans would be made to the Borrower;

     WHEREAS, the Lenders are willing to make such revolving credit facility available to the Borrower on the terms and subject to the conditions and requirements hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1.  definitions; interpretation.

     Section 1.1.  Definitions.  Unless otherwise defined herein, the following
                   ------------------------------------------------------------
terms shall have the following meanings, which meanings shall be equally
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applicable to both the singular and plural forms of such terms:
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     "Adjusted LIBOR" means, for any Borrowing of Eurocurrency Loans for any
Interest Period, a rate per annum determined in accordance with the following formula:

     Adjusted LIBOR  =   LIBOR Rate for such Interest Period
                         -----------------------------------
                            1.00 - Statutory Reserve Rate

     "Administrative Agent" means ABN AMRO Bank, N.V., acting in its capacity as administrative agent for the Lenders, and any successor Administrative Agent appointed hereunder pursuant to Section 9.7; provided, however, that no such Administrative Agent shall have any duties, responsibilities, or obligations hereunder in such capacity.

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     "Agreement" means this 364-Day Bridge Credit Agreement, including all
Exhibits and Schedules attached hereto, in each case as the same may be amended, restated and supplemented from time to time.

     "Applicable Facility Fee Rate" means for any day, at such times as a debt rating (either express or implied) by S&P or Moody's (or in the event that both cease the issuance of debt ratings generally, such other ratings agency agreed to by the Borrower and the Syndication Agent) is in effect on the Borrower's non-credit enhanced senior unsecured long-term debt, the percentage per annum set forth opposite such debt rating during the period indicated:

                        Percentage Applicable       Percentage Applicable
                       During First Six Months   After the First Six Months
                      Following Effective Date    Following Effective Date
                      ------------------------   -------------------------
Debt Rating
-----------

A+/A1 or above                  0.060%                       0.110%

A/A2                            0.070%                       0.120%

A-/A3                           0.080%                       0.130%

BBB+/Baa1                       0.100%                       0.150%

BBB/Baa2                        0.125%                       0.175%

BBB-/Baa3 or below              0.175%                       0.225%

If the ratings issued by S&P and Moody's differ (i) by one rating, the higher rating shall apply to determine the Applicable Facility Fee Rate, (ii) by two ratings, the rating which falls between them shall apply to determine the Applicable Facility Fee Rate, or (iii) by more than two ratings, the rating immediately above the lower of the two ratings shall apply to determine the Applicable Facility Fee Rate. The Borrower shall give written notice to the Syndication Agent of any changes to such ratings, within three (3) Business Days thereof, and any change to the Applicable Facility Fee Rate shall be effective on the date of the relevant change. Notwithstanding the foregoing, if the Borrower shall at any time fail to have in effect such a debt rating on the Borrower's non-credit enhanced senior unsecured long-term debt, the Borrower shall seek and obtain (if not already in effect), within thirty (30) days after such debt rating first ceases to be in effect, a corporate credit rating or a bank loan rating from Moody's or S&P, or both, and the Applicable Facility Fee Rate shall thereafter be based on such ratings in the same manner as provided herein with respect to the Borrower's senior unsecured long-term debt rating (with the Applicable Facility Fee Rate in effect prior to the issuance of such corporate credit rating or bank loan rating being the same as the Applicable Facility Fee Rate in effect at the time the senior unsecured long-term debt rating ceases to be in effect).

     "Applicable Margin" means, for any day, at such times as a debt rating (either express or implied) by S&P or Moody's (or in the event that both cease the issuance of debt ratings

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generally, such other ratings agency agreed to by the Borrower and the
Syndication Agent) is in effect on the Borrower's non-credit enhanced senior unsecured long-term debt, the percentage per annum set forth opposite such debt rating:

     Debt Rating                                  Percentage
     -----------                                  ----------

     A+/A1 or above                               0.190%

     A/A2                                         0.230%

     A-/A3                                        0.320%

     BBB+/Baa1                                    0.475%

     BBB/Baa2                                     0.600%

     BBB-/Baa3 or below                           0.725%

If the ratings issued by S&P and Moody's differ (i) by one rating, the higher rating shall apply to determine the Applicable Margin, (ii) by two ratings, the rating which falls between them shall apply to determine the Applicable Margin, or (iii) by more than two ratings, the rating immediately above the lower of the two ratings shall apply to determine the Applicable Margin. The Borrower shall give written notice to the Syndication Agent of any changes to such ratings, within three (3) Business Days thereof, and any change to the Applicable Margin shall be effective on the date of the relevant change. Notwithstanding the foregoing, if the Borrower shall at any time fail to have in effect such a debt rating on the Borrower's non-credit enhanced senior unsecured long-term debt, the Borrower shall seek and obtain (if not already in effect), within thirty
(30) days after such debt rating first ceases to be in effect, a corporate credit rating or a bank loan rating from Moody's or S&P, or both, and the Applicable Margin shall thereafter be based on such ratings in the same manner as provided herein with respect to the Borrower's senior unsecured long-term debt rating (with the Applicable Margin in effect prior to the issuance of such corporate credit rating or bank loan rating being the same as the Applicable Margin in effect at the time the senior unsecured long-term debt rating ceases to be in effect).

     "Applicable Utilization Fee Rate" means for any day, at such times as a debt rating (either express or implied) by S&P or Moody's (or in the event that both cease the issuance of debt ratings generally, such other ratings agency agreed to by the Borrower and the Syndication Agent) is in effect on the Borrower's non-credit enhanced senior unsecured long-term debt, the percentage per annum set forth opposite such debt rating:

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     Debt Rating                               Percentage
     -----------                               ----------

     A+/A1 or above                            0.075%

     A/A2                                      0.100%

     A-/A3                                     0.100%

     BBB+/Baa1                                 0.125%

     BBB/Baa2                                  0.125%

     BBB-/Baa3 or below                        0.150%

If the ratings issued by S&P and Moody's differ (i) by one rating, the higher rating shall apply to determine the Applicable Utilization Fee Rate, (ii) by two ratings, the rating which falls between them shall apply to determine the Applicable Utilization Fee Rate, or (iii) by more than two ratings, the rating immediately above the lower of the two ratings shall apply to determine the Applicable Utilization Fee Rate. The Borrower shall give written notice to the Syndication Agent of any changes to such ratings, within three (3) Business Days thereof, and any change to the Applicable Utilization Fee Rate shall be effective on the date of the relevant change. Notwithstanding the foregoing, if the Borrower shall at any time fail to have in effect such a debt rating on the Borrower's non-credit enhanced senior unsecured long-term debt, the Borrower shall seek and obtain (if not already in effect), within thirty (30) days after such debt rating first ceases to be in effect, a corporate credit rating or a bank loan rating from Moody's or S&P, or both, and the Applicable Utilization Fee Rate shall thereafter be based on such ratings in the same manner as provided herein with respect to the Borrower's senior unsecured long-term debt rating (with the Applicable Utilization Fee Rate in effect prior to the issuance of such corporate credit rating or bank loan rating being the same as the Applicable Utilization Fee Rate in effect at the time the senior unsecured long-term debt rating ceases to be in effect).

     "Assignment Agreement" means an agreement in substantially the form of
Exhibit 10.10 whereby a Lender conveys part or all of its Commitment and Loans
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to another Person that is, or thereupon becomes, a Lender, or increases its
Commitments and outstanding Loans pursuant to Section 10.10.

     "Base Rate" means for any day the greater of:

          (i) the fluctuating commercial loan rate announced by the Syndication Agent from time to time at its Atlanta, Georgia office (or other corresponding office, in the case of any successor Syndication Agent) as its prime rate or base rate for U.S. Dollar loans in the United States of America in effect on such day (which base rate may not be the lowest rate charged by such Lender on loans to any of its customers), with any change in the Base Rate resulting from a change in such announced rate to be effective on the date of the relevant change; and

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          (ii)  the sum of (x) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next Business Day, provided that (A) if such day is not a Business Day, the rate on such transactions on the immediately preceding Business Day as so published on the next Business Day shall apply, and (B) if no such rate is published on such next Business Day, the rate for such day shall be the average of the offered rates quoted to the Syndication Agent by two (2) federal funds brokers of recognized standing on such day for such transactions as selected by the Syndication Agent, plus (y) a percentage per annum equal to one-half of one percent ( 1/2%) per annum.

     "Base Rate Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 2.6(a).

     "Borrower" means Transocean Sedco Forex Inc., a company organized under the laws of the Cayman Islands, and its successors.

     "Borrowing" means any extension of credit of the same Type made by the Lenders on the same date by way of Loans having a single Interest Period, including any Borrowing advanced, continued or converted. A Borrowing is "advanced" on the day the Lenders advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period commences for such Borrowing, and is "converted" when such Borrowing is changed from one Type of Loan to the other, all as requested by the Borrower pursuant to Section 2.3.

     "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Atlanta, Georgia or New York, New York and, if the applicable Business Day relates to the advance or continuation of, conversion into, or payment on a Eurocurrency Borrowing, on which banks are dealing in Dollar deposits in the interbank eurodollar market in London, England.

     "Capitalized Lease Obligations" means, for any Person, the aggregate amount of such Person's liabilities under all leases of real or personal property (or any interest therein) which is required to be capitalized on the balance sheet of such Person as determined in accordance with GAAP.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment" means, relative to any Lender, such Lender's obligations to make Loans pursuant to Section 2.1, initially in the amount and percentage set forth opposite its signature hereto or pursuant to Section 10.10, as such obligations may be reduced or increased from time to time as expressly provided pursuant to this Agreement.

     "Commitment Termination Date" means the earliest of (i) March 1, 2002, (ii) the date on which the Commitments are terminated in full or reduced to zero pursuant to Section 2.12, and (iii) the occurrence of any Event of Default described in Section 7.1(f) or (g) with respect to the Borrower or the occurrence and continuance of any other Event of Default and either (x) the

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declaration of the Loans to be due and payable pursuant to Section 7.2, or (y)
in the absence of such declaration, the giving of written notice by the Syndication Agent, acting at the direction of the Required Lenders, to the Borrower pursuant to Section 7.2 that the Commitments have been terminated.

     "Compliance Certificate" means a certificate in the form of Exhibit 6.6.
                                                                 -----------

     "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated October 2000, as the same may be amended, restated and supplemented from time to time and distributed to the Lenders prior to the Effective Date.

     "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries, the sum of (a) net income or net loss (before discontinued operations and income or loss resulting from extraordinary items), plus (b) the sum of (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, and (v) other non-cash charges, all determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries (excluding, in the case of the foregoing clauses (a) and (b), any net income or net loss and expenses and charges of any SPVs or other Persons that are not Subsidiaries), plus (c) dividends or distributions received during such period by the Borrower and its Subsidiaries from SPVs and any other Persons that are not Subsidiaries. For purposes of the foregoing, Consolidated EBITDA for the Borrower and its Subsidiaries shall not include any such amounts attributable to any Subsidiary or business acquired during such period by the Borrower or any Subsidiary to the extent such amounts relate to any period prior to the acquisition thereof.

     "Consolidated Indebtedness" means all Indebtedness of the Borrower and its Subsidiaries that would be reflected on a consolidated balance sheet of such Persons prepared in accordance with GAAP.

     "Consolidated Indebtedness to Total Capitalization Ratio" means, at any time, the ratio of Consolidated Indebtedness at such time to Total Capitalization at such time.

     "Consolidated Interest Expense" means, for any period, total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period, in connection with Indebtedness, all as determined in accordance with GAAP, but excluding capitalized interest expense and interest expense attributable to expected federal income tax settlements. For purposes of the foregoing, Consolidated Interest Expense for the Borrower and its Subsidiaries shall not include any such interest expense attributable to any Subsidiary or business acquired during such period by the Borrower or any Subsidiary to the extent such interest expense relates to any period prior to the acquisition thereof.

     "Consolidated Net Assets" means, as of any date of determination, an amount equal to the aggregate book value of the assets of the Borrower, its Subsidiaries and, to the extent of the equity interest of the Borrower and its Subsidiaries therein, SPVs at such time, minus the current liabilities of the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

                                       6
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     "Consolidated Net Worth" means, as of any date of determination, consolidated shareholders equity of the Borrower and its Subsidiaries determined in accordance with GAAP (but excluding the effect on shareholders equity of cumulative foreign exchange translation adjustments). For purposes of this definition, SPVs shall be accounted for pursuant to the equity method of accounting.

     "Controlling Affiliate" means for the Borrower, (i) any other Person that directly or indirectly through one or more intermediaries controls, or is under common control with, the Borrower (other than Persons controlled by the Borrower), and (ii) any other Person owning beneficially or controlling ten percent (10%) or more of the equity interests in the Borrower. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities or other equity interests, by contract or otherwise).

     "Credit Documents" means this Agreement, the Notes, and any Subsidiary Guaranties in effect from time to time.

     "Debt Issuance" means any Indebtedness of the Borrower or any of its Subsidiaries for borrowed money issued or incurred after the Effective Date, other than Indebtedness permitted under Sections 6.11(b), (c), (d), (f) and (h) of this Agreement, or any commercial paper issued by the Borrower or direct borrowings by the Borrower under commercial paper back-up or liquidity facilities or other short-term instruments in lieu of commercial paper issuances (or any refunding or refinancing thereof), or Indebtedness resulting from draws under letters of credit issued for its account or the account of any of its Subsidiaries.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Documentation Agent" shall mean Wells Fargo Bank Texas, National Association, in its capacity as documentation agent for the Lenders, and any successor Documentation Agent appointed pursuant to Section 9.7; provided, however, that no such Documentation Agent shall have any duties, responsibilities, or obligations hereunder in such capacity.

     "Dollar" and "U.S. Dollar" and the sign "$" mean lawful money of the United States of America.

     "Effective Date" means the date this Agreement shall become effective as defined in Section 10.16.

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any Environmental Law ("Claims") or any permit issued under any Environmental Law, including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery,

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

compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment.

     "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect, including any judicial or administrative order, consent, decree or judgment, relating to the environment.

     "Equity Issuance" means the issuance or sale after the Effective Date by the Borrower or any of its Subsidiaries of any shares of any class of stock, options, warrants, or other equity interests, other than (a) present and future shares of stock, options, or warrants issued to employees, directors, or consultants of the Borrower or any of its Subsidiaries under any stock option plan or other benefit or compensation plans or arrangements of the Borrower or any of its Subsidiaries, (b) stock issued upon the exercise of any such warrants, options, conversion rights and other rights of the Borrower or any of its Subsidiaries, (c) shares of any class of stock, warrants, or other equity interests issued by any Subsidiary of the Borrower solely to the Borrower or any of its Subsidiaries, (d) the common stock of R&B Falcon issued pursuant to the initial public offering of R&B Falcon, (e) common stock of the Borrower issued solely for use as consideration to effect acquisitions permitted under this Agreement and (f) any option, warrant, conversion or exchange or other right to any capital stock or right to acquire such capital stock of the Borrower or any of its Subsidiaries outstanding on the date hereof or issued pursuant to a plan existing on the date hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Eurocurrency Loan" means a Loan bearing interest before maturity at the rate specified in Section 2.6(b).

     "Event of Default" means any of the events or circumstances specified in
Section 7.1.

     "Foreign Plan" means any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any foreign Subsidiary of the Borrower which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

     "GAAP" means generally accepted accounting principles from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements, opinions and pronouncements by such other entity as may be approved by a significant segment of the U.S. accounting profession.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantor" means any Subsidiary of the Borrower required to execute and deliver a Subsidiary Guaranty hereunder pursuant to Section 6.11, in each case unless and until the relevant Subsidiary Guaranty is released pursuant to
Section 6.11.

     "Guaranty" by any Person means all contractual obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business) of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or to purchase any property or assets constituting security therefor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, in each case primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (iii) to lease property, or to purchase securities or other property or services, of the primary obligor, primarily for the purpose of assuring the owner of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness; or (iv) otherwise to assure the owner of such Indebtedness of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any Indebtedness shall be deemed to be equal to the amount that would apply if such Indebtedness was the direct obligation of such Person rather than the primary obligor or, if less, the maximum aggregate potential liability of such Person under the terms of the Guaranty.

     "Hazardous Material" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include petroleum, including crude oil or any fraction thereof, or any other substance defined as "hazardous" or "toxic" or words with similar meaning and effect under any Environmental Law applicable to the Borrower or any of its Subsidiaries.

     "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged or received on any Loans, under laws applicable to any of the Lenders which are presently in effect or, to the extent allowed by applicable law, under such laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. Determination of the rate of interest for the purpose of determining whether any Loans are usurious under all applicable laws shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the Loans, all interest at any time contracted for, taken, reserved, charged or received from the Borrower in connection with the Loans.

     "Indebtedness" means, for any Person, the following obligations of such Person, without duplication: (i) obligations of such Person for borrowed money;
(ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable and accrued liabilities arising in the ordinary course of business and other than amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided; (iii) obligations of such Person evidenced by bonds, notes, bankers acceptances, debentures or other similar instruments of such Person, or obligations of such Person arising, whether absolute or contingent, out of letters of credit issued for such Person's account or pursuant to such Person's application securing Indebtedness; (iv) obligations of other Persons, whether or not assumed, secured by Liens (other than Permitted Liens) upon property or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, but only to the extent of such property's fair market value; (v) Capitalized Lease Obligations of such Person; (vi) obligations under Interest Rate Protection Agreements, and (vii) obligations of such Person pursuant to a Guaranty of any of the foregoing obligations of another Person; provided, however, Indebtedness shall exclude Non-recourse Debt. For purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture to the extent such Indebtedness is recourse to such Person.

     "Interest Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (i) Consolidated EBITDA for the four fiscal quarter period then ended, minus all cash dividends paid to shareholders of the Borrower, or to holders of preferred shares or other preferred equity interests issued by any Subsidiaries of the Borrower where such holders are Persons other than the Borrower or any of its Subsidiaries, during such four fiscal quarter period, and all cash income taxes paid during such four fiscal quarter period, to (ii) Consolidated Interest Expense for the four fiscal quarter period then ended.

     "Interest Payment Date" means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December, and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "Interest Period" means the period commencing on the date of a Eurocurrency Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect.
For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Interest Rate Protection Agreement" shall mean any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement designed to protect against fluctuations in interest rates.

     "Joint Book Runners" shall mean Goldman Sachs Credit Partners L.P. and ABN AMRO Bank, N.V., in their capacities as joint book runners for the credit facility provided in this Agreement, and any successor Joint Book Runner appointed pursuant to Section 9.7; provided, however, that the Joint Book Runners shall have no duties, responsibilities, or obligations hereunder in such capacity.

     "Joint Lead Arrangers" shall mean Goldman Sachs Credit Partners L.P. and ABN AMRO Bank, N.V., in their capacities as joint lead arrangers for the credit facility provided in this Agreement, and any successor Joint Lead Arranger appointed pursuant to Section 9.7; provided, however, that the Joint Lead Arrangers shall have no duties, responsibilities, or obligations hereunder in such capacity.

     "Lender" is defined in the preamble.

     "Lending Office" means the branch, office or affiliate of a Lender specified on the appropriate signature page hereof, or designated pursuant to Sections 8.4 or 10.10, as the office through which it will make its Loans hereunder for each type of Loan available hereunder.

     "LIBOR Rate" means, relative to any Interest Period for each Eurocurrency Borrowing, the rate per annum quoted at or about 11:00 a.m. (London, England time) two Business Days before the commencement of such Interest Period on that page of the Reuters, Telerate or Bloombergs reporting service (as then being used by the Syndication Agent to obtain such interest rate quotes) that displays British Bankers' Association interest settlement rates for deposits in Dollars, or if such page or such service shall cease to be available, such other page or other service (as the case may be) for the purpose of displaying British Bankers' Association interest settlement rates as reasonably determined by the Syndication Agent upon advising the Borrower as to the use of any such other service. If for any reason any such settlement interest rate for such Interest Period is not available to the Syndication Agent through any such interest rate reporting service, then the "LIBOR Rate" with respect to such Eurocurrency Borrowing will be the rate at which the Syndication Agent is offered deposits in Dollars of $5,000,000 for a period approximately equal to such Interest Period in the London interbank market at 10:00 a.m. two Business Days before the commencement of such Interest Period.

     "Lien" means any interest in any property or asset in favor of a Person other than the owner of such property or asset and securing an obligation owed to, or a claim by, such Person, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes.

     "Loan" has the meaning set forth in Section 2.1, which Loan may be outstanding either as (i) a Base Rate Loan, or (ii) a Eurocurrency Loan, as the case may be. "Loans" means two or more of any such Loans.

     "Material Adverse Effect" means a material adverse effect on (i) the business, assets, operations or condition of the Borrower and its Subsidiaries taken as a whole, or (ii) the Borrower's ability to perform any of its payment obligations under the Agreement or the Notes.

     "Maturity Date" means the earlier of (i) March 1, 2002, and (ii) the date on which the Loans have become due and payable pursuant to Section 7.2 or 7.3.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

     "Net Cash Proceeds" means (a) with respect to any Significant Sale, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note or otherwise, or upon liquidation or conversion of any cash equivalents, but only as and when received) received in connection with and as consideration therefor, by the Borrower or any of its Subsidiaries from such Significant Sale, after (i) deduction of Taxes paid or payable in connection with such transaction, (ii) payment of all reasonable and customary brokerage commissions and all other fees and expenses related to such Significant Sale (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such Significant Sale), (iii) deduction of amounts established by the Borrower or any of its Subsidiaries as a reserve for liabilities retained by the Borrower or any of its Subsidiaries after such Significant Sale, which liabilities are associated with the asset or assets being sold or otherwise retained in connection with such transaction, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations or other retained liabilities or obligations associated with such Significant Sale, and (iv) deduction for the amount of any Indebtedness (other than the Obligations) secured by the respective asset or assets being sold or which is required to be repaid as a result of such Significant Sale or Permitted Asset Swap; (b) with respect to any Debt Issuance, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note or otherwise, or upon liquidation or conversion of any cash equivalents, but only as and when received) received, on or after the date of such Indebtedness, by the Borrower or any of its Subsidiaries from the incurrence of such Indebtedness after (i) payment of all reasonable attorneys' fees and reasonable and customary underwriting commissions, closing costs, and other expenses associated with such incurrence of Indebtedness, (ii) deduction of all deposits, escrow amounts, or other reserves required to be maintained by the Borrower or any of its Subsidiaries in connection with such Indebtedness, and (iii) deductions for the amount of any other Indebtedness (other than the Obligations) that is required to be repaid concurrently with or otherwise as a result of the incurrence of such Indebtedness; and (c) with respect to any Equity Issuance, cash (freely convertible into Dollars) (including any cash received by way of deferred payment pursuant to a promissory note or otherwise, or upon liquidation or conversion of any cash equivalents, but only as and when received) received, on or after the date of such Equity Issuance, by the Borrower or any Subsidiary from such Equity Issuance, net of reasonable and customary transaction costs and expenses and taxes and charges.

     "Non-recourse Debt" means with respect to any Person (i) obligations of such Person against which the obligee has no recourse to such Person except as to certain named or described present or future assets or interests of such Person, and (ii) the obligations of SPVs to the extent the obligee thereof has no recourse to the Borrower or any of its Subsidiaries, except as to certain specified present or future assets or interests of SPVs.

     "Note" means any of the promissory notes of the Borrower defined in Section 2.8(e).

     "Obligations" means all obligations of the Borrower to pay fees, costs and expenses hereunder, to pay principal or interest on Loans and to pay any other obligations to the Syndication Agent or any Lender arising under any Credit Document.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Commitment; provided, that, if the Commitments are terminated, each Lender's Percentage shall be calculated based on its Commitment in effect immediately before such termination, subject to any assignments by such Lender of Obligations pursuant to Section 10.10.

     "Performance Guaranties" means all Guaranties of the Borrower or any of its Subsidiaries delivered in connection with the construction financing of drill ships, offshore mobile drilling units or offshore drilling rigs for which firm drilling contracts have been obtained by the Borrower, any of its Subsidiaries or a SPV.

     "Performance Letters of Credit" means all letters of credit for the account of the Borrower, any Subsidiary or a SPV issued as support for Non-recourse Debt or a Performance Guaranty.

     "Permitted Asset Swap" means a substantially contemporaneous purchase or sale or exchange of property (other than cash or cash equivalents) owned by a Person that is not an Affiliate of the Borrower for property owned by the Borrower or any of its Subsidiaries.

     "Permitted Business" has the meaning ascribed to such term in Section 6.8.

     "Permitted Liens" means the Liens permitted as described in Section 6.10.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "Plan" means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by the Borrower or any of its Subsidiaries, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any of its Subsidiaries is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made or had an obligation to make contributions.

     "R&B Falcon" means R&B Falcon Corporation, a Delaware corporation.

     "R&B Falcon Merger" means the stock-for-stock merger of TSF Delaware Inc., a wholly owned indirect Subsidiary of the Borrower, with and into R&B Falcon, with R&B Falcon thereby becoming a wholly owned indirect Subsidiary of the Borrower.

     "R&B Falcon Merger Agreement" means the Agreement and Plan of Merger dated as of August 19, 2000, among the Borrower, Transocean Holdings, Inc., TSF Delaware Inc., and R&B Falcon, as the same may be amended, restated or supplemented from time to time.

     "Required Lenders" means, at any time, Lenders having Revolving Credit Obligations and unused Commitments representing more than 50% of the sum of the total Revolving Credit Obligations and unused Commitments at such time.

     "Revolving Credit" means the credit facility for making Loans described in
Section 2.1.

     "Revolving Credit Commitment Amount" means an amount equal to $1,200,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "Revolving Credit Obligations" means the sum of the principal amount of all Loans outstanding.

     "Sale-Leaseback Transaction" means any arrangement whereby the Borrower or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

     "Senior Managing Agent" means Bank of America, N.A., in its capacity as senior managing agent for the Lenders, and any successor Senior Managing Agent appointed pursuant to Section 9.7; provided, however, that the Senior Managing Agent shall have no duties, responsibilities, or obligations hereunder in such capacity.

     "S&P" means Standard & Poor's Ratings Group or any successor thereto.

     "SPV" means any Person that is designated by the Borrower as a SPV, provided that the Borrower shall not designate as a SPV any Subsidiary that owns, directly or indirectly, any other Subsidiary that has total assets (including assets of any Subsidiaries of such other Subsidiary, but excluding any assets that would be eliminated in consolidation with the Borrower and its Subsidiaries) which equates to at least five percent (5%) of the Borrower's Total Assets, or that had net income (including net income of any Subsidiaries of such other Subsidiary, all before discontinued operations and income or loss resulting from extraordinary items, all determined in accordance with GAAP, but excluding revenues and expenses that would be eliminated in consolidation with the Borrower and its Subsidiaries) during the most recently completed fiscal year of the Borrower in excess of the greater of (i) $1,000,000, and (ii) fifteen percent (15%) of the net income (before discontinued operations and income or loss resulting from extraordinary items) for the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP during such fiscal year of the Borrower. The Borrower may elect to treat any Subsidiary as a SPV (provided such Subsidiary would otherwise qualify as such), and may rescind any such prior election, by giving written notice thereof to the Syndication Agent specifying the name of such Subsidiary or SPV, as the case may be, and the effective date of such election, which shall be a date within sixty
(60) days after the date such notice is given. The election to treat a particular Person as a SPV may only be made once.

     "Significant Sale" means any sale, lease, transfer, or other disposition of any property (tangible or intangible, including, without limitation, stock or equity interests in the Borrower's Subsidiaries or any other Persons) of the Borrower or any of its Subsidiaries, other than (a) sales of inventory or services in the ordinary course of business; (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection; (c) sales of immaterial assets for consideration not less than the fair market value thereof; (d) dispositions of assets that are obsolete or no longer useful in the business of the Borrower or any of its Subsidiaries; (e) sales, leases, or other disposition among the Borrower and its Subsidiaries; (f) disposition of assets pursuant to Permitted Asset Swaps or permitted by Section 6.14; (g) sales and other dispositions of marketable securities; and (h) charters of drilling rigs and other equipment in the ordinary course of business of the Borrower and its Subsidiaries; provided, however, that the issuance, sale or other disposition of any common stock of R&B Falcon, whether effected by R&B Falcon or by the Borrower or any of its Subsidiaries, shall be deemed to be a Significant Sale for all purposes of this Agreement.

     "Significant Subsidiary" has the meaning ascribed to it under Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended.

     "Statutory Reserve Rate" means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number 1 and the denominator of which is the number 1 minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors of the Federal Reserve System. Eurocurrency Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subsidiary" means, for any Person, any other Person (other than, except in the context of Section 6.6(a), a SPV) of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation, any managers of such limited liability company or similar governing body (irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time directly or indirectly owned by such former Person or by one or more of its Subsidiaries.

     "Subsidiary Debt Basket Amount" has the meaning ascribed to such term in
Section 6.11(i).

     "Subsidiary Guaranty" means any Guaranty of any Subsidiary delivered pursuant to Section 6.11(j).

     "Syndication Agent" shall mean SunTrust Bank, acting in its capacity as syndication agent for the Lenders, and any successor Syndication Agent appointed hereunder pursuant to Section 9.7.

     "Taxes" has the meaning set forth in Section 5.12.

     "Total Assets" means, as of any date of determination, the aggregate book value of the assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date.

     "Total Capitalization" means, as of any date of determination, the sum of Consolidated Indebtedness plus Consolidated Net Worth as of such date.

     "Transocean R&B Falcon Joint Proxy Statement" means the joint proxy statement/prospectus of the Borrower and R&B Falcon dated November 3, 2000, as the same may be amended or supplemented from time to time.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted LIBOR or the Base Rate.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any of its Subsidiaries to the PBGC or such Plan.

     Section 1.2.   Time of Day.  Unless otherwise expressly provided, all
                    -----------
references to time of day in this Agreement and the other Credit Documents shall be references to New York, New York time.

     Section 1.3.   Accounting Terms; GAAP.  Except as otherwise expressly
                    ----------------------
provided herein, and subject to the provisions of Section 10.19, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

ARTICLE 2.  THE CREDIT FACILITIES.

     Section 2.1.   Commitments for Loans.  Subject to the terms and conditions
                    ---------------------
hereof, each Lender severally and not jointly agrees to make one or more loans (each a "Loan") to the Borrower from time to time before the Commitment Termination Date on a revolving basis in an aggregate amount not to exceed at any time outstanding an amount equal to its Commitment, subject to any reductions thereof pursuant to the terms of this Agreement; provided, however, that no Lender shall be permitted or required to make any Loan if, after giving effect thereto, (i) the aggregate principal amount of the Loans of all Lenders would thereby exceed the Revolving Credit Commitment Amount then in effect; or (ii) the Revolving Credit Obligations of such Lender would thereby exceed its Commitment then in effect. Each Borrowing shall be made ratably from the Lenders in proportion to their respective Percentages. Loans may be repaid, in whole or in part, and all or any portion of the principal amount thereof reborrowed, before the Commitment Termination Date, subject to the terms and conditions hereof. Funding of all Loans shall be in Dollars.

     Section 2.2.   Types of Loans and Minimum Borrowing Amounts.  Borrowings
                    --------------------------------------------
may be outstanding as either Base Rate Loans or Eurocurrency Loans, as selected by the Borrower pursuant to Section 2.3. Each Borrowing of Base Rate Loans shall be in an amount of not less than $1,000,000 and each Borrowing of Eurocurrency Loans shall be in an amount of not less than $5,000,000 and in an integral multiple of $100,000.

     Section 2.3.  Manner of Borrowings.
                   --------------------

     (a)  Notice to Syndication Agent.  The Borrower shall give notice to the
          ---------------------------
Syndication Agent by no later than 12:00 p.m. (i) at least three (3) Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurocurrency Loans, and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans, in each case pursuant to a duly executed borrowing request substantially in the form of Exhibit 2.3 (each a
                                                             -----------
"Borrowing Request"). The Loans included in each Borrowing shall bear interest initially at the type of rate specified in the Borrowing Request with respect to such Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement in Section 2.2 for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, the Borrower may continue part or all of such Borrowing as Eurocurrency Loans for an Interest Period specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans on the last day of the Interest Period applicable thereto, or the Borrower may earlier convert part or all of such Borrowing into Base Rate Loans so long as it pays the breakage fees and funding losses provided in Section 2.11; and (ii) if such Borrowing is of Base Rate Loans, the Borrower may convert all or part of such Borrowing into Eurocurrency Loans for an Interest Period specified by the Borrower on any Business Day, in each case pursuant to notices of continuation or conversion as set forth below. The Borrower may select multiple Interest Periods for the Eurocurrency Loans constituting any particular Borrowing, provided that at no time shall the number of different Interest Periods for outstanding Eurocurrency Loans exceed twenty
(20) (it being understood for such purposes that (x) Interest Periods of the same duration, but commencing on different dates, shall be counted as different Interest Periods, and (y) all Interest Periods commencing on the same date and of the same duration and currency shall be counted as one Interest Period regardless of the number of Borrowings or Loans involved. Notices of the continuation of Eurocurrency Loans for an additional Interest Period or of the conversion of part or all of Eurocurrency Loans into Base Rate Loans or of Base Rate Loans into Eurocurrency Loans must be given by no later than 12:00 p.m. at least three (3) Business Days before the date of the requested continuation or conversion. The Borrower shall give such notices concerning the advance, continuation, or conversion of a Borrowing by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) pursuant to a Borrowing Request which shall specify the date of the requested advance, continuation or conversion (which shall be a Business Day), the amount of the requested Borrowing, whether such Borrowing is to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the Interest Period applicable thereto. The Borrower agrees that the Syndication Agent may rely on any such telephonic or facsimile notice given by any Person it in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation and that, if any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Syndication Agent has acted in reliance thereon.

     (b)  Notice to the Lenders.  The Syndication Agent shall give prompt
          ---------------------
telephonic, telex or facsimile notice to each Lender of any notice received pursuant to Section 2.3(a) relating to a Borrowing. The Syndication Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable to each Borrowing of Eurocurrency Loans (but, if such notice is given by telephone, the Syndication Agent shall confirm such rate in writing) promptly after the Syndication Agent has made such determination.

     (c)  Borrower's Failure to Notify.  If the Borrower fails to give notice
          ----------------------------
pursuant to Section 2.3(a) of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans, and has not notified the Syndication Agent by 12:00 p.m. at least three (3) Business Days before the last day of the Interest Period for any Borrowing of Eurocurrency Loans that it intends to repay such Borrowing, the Borrower shall be deemed to have requested the continuation of such Borrowing as a Eurocurrency Loan with an Interest Period of one (1) month. Upon the occurrence and during the continuance of any Event of Default, (i) each Eurocurrency Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan, and (ii) the obligation of the Lenders to make, continue or convert Loans into Eurocurrency Loans shall be suspended.

     (d)  Conversion.  If the Borrower shall elect to convert any particular
          ----------
Borrowing from one Type of Loan to the other only in part, then, from and after the date on which such conversion shall be effective, such particular Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence) be deemed to instead constitute two Borrowings (each originally advanced on the same date as such particular Borrowing), one comprised of (subject to subsequent conversion in accordance with this Agreement) Eurocurrency Loans in an aggregate principal amount equal to the portion of such Borrowing so elected by the Borrower to be comprised of Eurocurrency Loans and the second comprised of (subject to subsequent conversion in accordance with this Agreement) Base Rate Loans in an aggregate principal amount equal to the portion of such particular Borrowing so elected by the Borrower to be comprised of Base Rate Loans. If the Borrower shall elect to have multiple Interest Periods apply to any particular Borrowing comprised of Eurocurrency Loans, then, from and after the date such multiple Interest Periods commence, such particular Borrowing shall, for all purposes of this Agreement (including, without limitation, for purposes of subsequent application of this sentence), be deemed to constitute a number of separate Borrowings (each originally advanced on the same date as such particular Borrowing) equal to the number of, and corresponding to, the different Interest Periods so selected, each such deemed separate Borrowing corresponding to a particular selected Interest Period comprised of (subject to subsequent conversion in accordance with this Agreement) Eurocurrency Loans in an aggregate principal amount equal to the portion of such particular Borrowing so elected by the Borrower to have such Interest Period. This Section 2.3(d) shall be applied appropriately in the event that the Borrower shall make the elections described in the two preceding sentences at the same time with respect to the same particular Borrowing.

     Section 2.4.   Interest Periods.  As provided in Section 2.3, at the time
                    ----------------
of each request for a Borrowing of Eurocurrency Loans, or for the continuation or conversion of any Borrowing of Eurocurrency Loans, the Borrower shall select an Interest Period(s) applicable to such Loans from among the available options subject to the limitations in Section 2.3; provided, however, that:

          (i) the Borrower may not select an Interest Period for a Borrowing of Loans that extends beyond the Maturity Date;

          (ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall either be (i) extended to the next succeeding Business Day, or (ii) in the case of Eurocurrency Loans only, reduced to the immediately preceding Business Day if the next succeeding Business Day is in the next calendar month; and

          (iii) for purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no such numerically corresponding day in the month in which an Interest Period is to end or if an Interest Period begins on the last Business Day of a calendar month, then in the case of Eurocurrency Loans only, such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 2.5.   Funding of Loans.
                    ----------------

     (a)  Disbursement of Loans.  Not later than 12:00 p.m. with respect to
          ---------------------
Borrowings of Eurocurrency Loans, and 2:00 p.m. with respect to Base Rate Loans, on the date of any requested advance of a new Borrowing, each Lender, subject to all other provisions hereof, shall make available its Loan comprising its portion of such Borrowing in funds immediately available in Atlanta, Georgia for the benefit of the Syndication Agent and according to the payment instructions of the Syndication Agent. The Syndication Agent shall make the proceeds of each such Borrowing available in immediately available funds to the Borrower (or as directed in writing by the Borrower) on such date. In the event that any Lender does not make such amounts available to the Syndication Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day) provided that acceptance by the Borrower of any such late amount shall not be deemed a waiver by the Borrower of any rights it may have against such Lender. No Lender shall be responsible to the Borrower for any failure by another Lender to fund its portion of a Borrowing, and no such failure by a Lender shall relieve any other Lender from its obligation, if any, to fund its portion of a Borrowing.

     (b)  Syndication Agent Reliance on Lender Funding.  Unless the Syndication
          --------------------------------------------
Agent shall have been notified by a Lender before the date on which such Lender is scheduled to make payment to the Syndication Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Syndication Agent may assume that such Lender has made such payment when due and in reliance upon such assumption may (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Syndication Agent, such Lender shall, on demand, pay to the Syndication Agent the amount made available to the Borrower attributable to such Lender together with interest thereon for each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Syndication Agent at a rate per annum equal to the Syndication Agent's cost of funds for such amount. If such amount is not received from such Lender by the Syndication Agent immediately upon demand, the Borrower will, on demand, repay to the Syndication Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but the Borrower will in no event be liable to pay any amounts otherwise due pursuant to Section 2.11 in respect of such repayment. Nothing in this subsection shall be deemed to relieve any Lender from any obligation to fund any Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     Section 2.6.   Applicable Interest Rates.
                    -------------------------

     (a)  Base Rate Loans.  Each Base Rate Loan shall bear interest (computed
          ---------------
on the basis of a 365-day year or 366-day year, as the case may be, and actual days elapsed excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Eurocurrency Revolving Loan, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the Base Rate from time to time in effect. The Borrower agrees to pay such interest on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise).

     (b)  Eurocurrency Loans.  Each Eurocurrency Loan shall bear interest
          ------------------
(computed on the basis of a 360-day year and actual days elapsed, excluding the date of repayment) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the sum of Adjusted LIBOR plus the Applicable Margin. The Borrower agrees to pay such interest on each Interest Payment Date for such Loan and at maturity (whether by acceleration or otherwise) or conversion to a Base Rate Loan.

     (c)  Rate Determinations.  The Syndication Agent shall determine each
          -------------------
interest rate applicable to the Loans hereunder insofar as such interest rate involves a determination of Base Rate, Adjusted LIBOR, or any applicable default rate pursuant to Section 2.7, and such determination shall be conclusive and binding except in the case of the Syndication Agent's manifest error or willful misconduct. The Syndication Agent shall promptly give notice to the Borrower and each Lender of each determination of Adjusted LIBOR with respect to each Eurocurrency Loan.

     Section 2.7.   Default Rate.  If any payment of principal on any Loan is
                    ------------
not made when due after the expiration of the grace period therefor provided in
Section 7.1(a) (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360, 365 or 366 days, as applicable, and actual days elapsed) after any such grace period expires until such principal then due is paid in full, which the Borrower agrees to pay on demand, at a rate per annum equal to:

     (a)  for any Base Rate Loan, the lesser of (i) the Highest Lawful Rate, or
(ii) the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at the time such payment was due); and

     (b) for any Eurocurrency Loan, the lesser of (i) the Highest Lawful Rate, or (ii) the sum of two percent (2%) per annum plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period for such Loan and, thereafter, at a rate per annum equal to the sum of two percent (2%) per annum plus the Base Rate from time to time in effect (but not less than the Base Rate in effect at the time such payment was due).

     It is the intention of the Syndication Agent and the Lenders to conform strictly to usury laws applicable to them. Accordingly, if the transactions contemplated hereby or any Loan or other Obligation would be usurious as to any of the Lenders under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement, the Notes or any other Credit Document), then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other Credit Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under laws applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender under this Agreement, the Notes or any other Credit Document or otherwise shall under no circumstances exceed the Highest Lawful Rate, and any excess shall be credited by such Lender on the principal amount of the Loans (or, if the principal amount of the Loans shall have been paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder or holders thereof resulting from any Event of Default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under laws applicable to such Lender may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement, the Notes, any other Credit Document or otherwise shall be automatically canceled by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Loans (or if the principal amount of the Loans shall have been paid in full, refunded by such Lender to the Borrower). To the extent that the Texas Finance Code, Chapters 302 and 303, are relevant to the Syndication Agent and the Lenders for the purpose of determining the Highest Lawful Rate, the Syndication Agent and the Lenders hereby elect to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to their right subsequently to change such method in accordance with applicable law. In the event the Loans are paid in full by the Borrower prior to the full stated term of the Loans and the interest received from the actual period of the existence of the Loans exceeds the Highest Lawful Rate, the Lenders shall refund to the Borrower the amount of the excess or shall credit the amount of the excess against amounts owing under the Loans and none of the Syndication Agent or the Lenders shall be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate. The Texas Finance Code, Chapter 346, which regulates certain revolving credit loan accounts and revolving tri-party accounts, shall not apply to this Agreement or the Loans.

     Section 2.8.   Repayment of Loans; Evidence of Debt.
                    ------------------------------------

     (a)  Repayment of Loans.  The Borrower hereby promises to pay to the
          ------------------
Syndication Agent, for the account of each Lender, on the Maturity Date the unpaid principal amount of each Loan then outstanding.

     (b)  Record of Loans by Lenders.  Each Lender shall maintain in
          --------------------------
accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and accrued interest payable and paid to such Lender from time to time hereunder.

     (c)  Record of Loans by Syndication Agent.  The Syndication Agent shall
          ------------------------------------
maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or accrued interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Syndication Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d)  Evidence of Obligations.  The entries made in the accounts maintained
          -----------------------
pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence
                                                          ----- -----
of the existence and amounts of the obligations recorded therein; provided that
                                                                  --------
the failure of any Lender or the Syndication Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e)  Notes.  The Loans outstanding to the Borrower from each Lender shall,
          -----
at the request of such Lender, be evidenced by promissory notes of the Borrower payable to such Lender in the form of Exhibit 2.8E (each a "Note"). The Borrower
                                      ------------
agrees to execute and deliver to the Syndication Agent, for the benefit of each Lender requesting a promissory note as aforesaid, an original of such promissory note, appropriately completed, to evidence the respective Loans made by such Lender hereunder, within ten (10) Business Days after the Borrower receives a written request therefor.

     (f)  Recording of Loans and Payments on Notes.  Each holder of a Note shall
          ----------------------------------------
record on its books and records or on a schedule to its Note (and prior to any transfer of its Note shall endorse thereon or on schedules forming a part thereof appropriate notations to evidence) the amount of each Loan outstanding from it to the Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the Type of such Loan and, if a Eurocurrency Loan, the Interest Period and interest rate applicable thereto. Such record, whether shown on the books and records of a holder of a Note or on a schedule to its Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any holder to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans outstanding to it hereunder together with accrued interest thereon. At the request of any holder of a Note and upon such holder tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such holder to replace any outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     Section 2.9.  Optional Prepayments. The Borrower shall have the privilege
                   --------------------
of prepaying Base Rate Loans without premium or penalty at any time in whole or at any time and from time to time in part (but, if in part, then in an amount which is equal to or greater than $1,000,000); provided, however, that the Borrower shall have given notice of such prepayment to the Syndication Agent no later than 12:00 p.m. on the date of such prepayment. The Borrower shall have the privilege of prepaying Eurocurrency Loans (a) without premium or penalty in whole or in part (but, if in part, then in an amount which is equal to or greater than $5,000,000 and in an integral multiple of $100,000) only on the last Business Day of an Interest Period for such Loan, and (b) at any other time so long as the breakage fees and funding losses provided for in Section 2.11 are paid; provided, however, that the Borrower shall have given notice of such prepayment to the Syndication Agent no later than 12:00 p.m. at least three (3) Business Days before the last Business Day of such Interest Period or the proposed prepayment date. Any such prepayments shall be made by the payment of the principal amount to be prepaid and accrued and unpaid interest thereon to the date of such prepayment.

     Section 2.10. Mandatory Prepayments of Loans.
                   ------------------------------

     (a)  Excess Over Revolving Credit Commitment Amount. In the event and on
          ----------------------------------------------
each occasion that the aggregate principal amount of outstanding Loans exceeds the Revolving Credit Commitment Amount then in effect, then the Borrower shall promptly prepay Loans in an aggregate amount sufficient to eliminate such excess. Immediately upon determining the need to make any such prepayment, the Borrower shall notify the Syndication Agent of such required prepayment and of the identity of the particular Loans being prepaid. If the Syndication Agent shall notify the Borrower that the Syndication Agent has determined that any prepayment is required under this Section 2.10(a), the Borrower shall make such prepayment no later than the second Business Day following such notice. Any mandatory prepayment of Loans pursuant hereto shall not be limited by the notice provision for prepayments set forth in Section 2.9. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and any applicable breakage fees and funding losses pursuant to Section 2.11.

     (b)  Mandatory Prepayments from Net Cash Proceeds.  Until such time as the
          --------------------------------------------
Obligations have been repaid in full and the Commitments terminated in full, the Obligations shall be permanently prepaid (and the Commitments permanently reduced to the extent required in Section 2.12(b)) in the amounts and upon the occurrence of any of the following events:

               (i) Within 10 Business Days after any Debt Issuance or Equity Issuance by the Borrower or any of its Subsidiaries with respect to which the Net Cash Proceeds received by the Borrower and/or its Subsidiaries for such issuance (or when aggregated with the Net Cash Proceeds from all other such issuances occurring since the Effective
          Date) exceed $500,000,000, the principal amount outstanding under the Obligations shall be permanently prepaid by an amount equal to 100% of the Net Cash Proceeds realized by the Borrower and/or such Subsidiaries from such Debt Issuance(s) and/or Equity Issuance(s) in excess of $500,000,000.

               (ii) Within 10 Business Days after any Significant Sale with respect to which the Net Cash Proceeds received by the Borrower or any Subsidiary for such Significant Sale (or when aggregated with the Net Cash Proceeds from all other such Significant Sales occurring since the Effective Date) exceed $2,000,000,000, the principal amount outstanding of the Obligations shall be permanently prepaid by an amount equal to 100% of the Net Cash Proceeds realized by the Borrower and/or such Subsidiaries from such Significant Sale(s) in excess of $2,000,000,000.

               (iii) The Borrower shall provide three (3) Business Days' prior written notice to the Syndication Agent of any prepayment of the Obligations to be made pursuant to this Section 2.10(b).

     Section 2.11. Breakage Fees. If any Lender incurs any loss, cost or expense
                   -------------
(excluding loss of anticipated profits and other indirect or consequential damages) by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurocurrency Loan as a result of any of the following events other than any such occurrence as a result of a change of circumstance described in Sections 8.1 or 8.2:

     (a) any payment, prepayment or conversion of any such Loan on a date other than the last day of its Interest Period (whether by acceleration, mandatory prepayment or otherwise);

     (b) any failure to make a principal payment of any such Loan on the due date therefor; or

     (c) any failure by the Borrower to borrow, continue or prepay, or convert to, any such Loan on the date specified in a notice given pursuant to Section
2.3 (other than by reason of a default of such Lender),

then the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) no later than ninety (90) days after the event giving rise to the claim for compensation, and the amounts shown on such certificate shall be prima facie evidence of such Lender's entitlement thereto. Within ten (10) days of receipt of such certificate, the Borrower shall pay directly to such Lender such amount as will compensate such Lender for such loss, cost or expense as provided herein, unless such Lender has failed to timely give notice to the Borrower of such claim for compensation as provided herein, in which event the Borrower shall not have any obligation to pay such claim.

     Section 2.12.  Commitment Terminations.
                    -----------------------

     (a)  Optional Terminations. The Borrower shall have the right at any time
          ---------------------
and from time to time, upon three (3) Business Days' prior and irrevocable written notice to the Syndication Agent, to terminate or reduce the Commitments without premium or penalty, in whole or in part, any reduction (i) to be in an amount not less than $5,000,000 as determined by the Borrower and in integral multiples of $5,000,000, and (ii) to be allocated ratably among the Lenders in proportion to their respective Commitments; provided, that the Revolving Credit Commitment Amount may not be reduced to an amount less than the sum of the aggregate principal amount of outstanding Loans, after giving effect to payments on such proposed termination or reduction date. The Syndication Agent shall give prompt notice to each Lender of any such termination or reduction of the Commitments. Any termination of Commitments pursuant to this Section 2.12(a) is permanent and may not be reinstated.

     (b)  Mandatory Reductions.  In the event and on each occasion that a
          --------------------
mandatory prepayment of Loans would be required to be made pursuant to the terms of Section 2.10(b) (whether or not any Loans are actually outstanding hereunder at such time), then the Revolving Credit Commitment Amount shall be automatically reduced by an amount equal to such mandatory prepayment amount (whether or not any such prepayment is actually made), which reduction shall be allocated ratably among the Lenders in proportion to their respective Commitments. The Borrower shall give the Syndication Agent not less than three
(3) Business Days' prior written notice of any Significant Sale, Debt Issuance or Equity Issuance that will result in any reduction in Commitments pursuant to this Section 2.12(b). The Syndication Agent shall give prompt written notice to each Lender of any such reduction of the Commitments. Any reduction of Commitments pursuant to this Section 2.12(b) is permanent and may not be reinstated.

ARTICLE 3.  FEES AND PAYMENTS.

     Section 3.1.  Fees.
                   ----

     (a)  Facility Fees. The Borrower agrees to pay to the Syndication Agent
          -------------
for the account of each Lender a facility fee, which shall accrue at the Applicable Facility Fee Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Obligations after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Obligations from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Obligations. Accrued facility fees shall be payable in arrears on the last

Business Day of March, June, September and December of each year, commencing on March 30, 2001, and on the date(s) on which the Commitments shall have terminated and the Lenders shall have no further Revolving Credit Obligations. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b)  Utilization Fees. For any day on which the outstanding principal
          ----------------
amount of the Loans shall be greater than an amount equal to 33% of the total Commitments (and for any day after the termination of all the Commitments on which any Loans shall be outstanding if the outstanding principal amount thereof on the date the Commitments terminated shall have been greater than 33% of the total Commitments in effect on such date), the Borrower shall pay to the Syndication Agent for the account of each Lender a utilization fee equal to the Applicable Utilization Fee Rate multiplied by the aggregate amount of such Lender's outstanding Loans on such day. Accrued and unpaid utilization fees, if any, shall be payable in arrears on the last Business Day of each March, June, September and December and on the date(s) on which the Commitments shall have terminated and there are no Loans outstanding. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c)  Payment of Fees. All fees payable hereunder shall be paid on the dates
          ---------------
due, in immediately available funds, to the Syndication Agent for distribution, in the case of facility fees and utilization fees, to the Lenders.

     Section 3.2.  Place and Application of Payments.
                   ---------------------------------

     (a) All payments of principal of and interest on the Loans and all fees and other amounts payable by the Borrower under the Credit Documents shall be made by the Borrower to the Syndication Agent, for the benefit of the Lenders entitled to such payments, in immediately available funds on the due date thereof no later than 2:00 p.m. at the office of the Syndication Agent in Atlanta, Georgia, or such other location as the Syndication Agent may designate in writing to the Borrower. Any payments received by the Syndication Agent from the Borrower after the time specified in the preceding sentence shall be deemed to have been received on the next Business Day. The Syndication Agent will, on the same day each payment is received or deemed to have been received in accordance with this Section 3.2, cause to be distributed like funds to each Lender owed an Obligation for which such payment was received, pro rata based on the respective amounts of such type of Obligation then owing to each Lender.

     (b) If any payment received by the Syndication Agent under any Credit Document is insufficient to pay in full all amounts then due and payable to the Syndication Agent and the Lenders under the Credit Documents, such payment shall be distributed by the Syndication Agent and applied by the Syndication Agent and the Lenders in the order set forth in Section 7.6. In calculating the amount of Obligations owing each Lender other than for principal and interest on Loans and fees under Section 3.1, the Syndication Agent shall only be required to include such other Obligations that Lenders have certified to the Syndication Agent in writing are due to such Lenders.

     Section 3.3.  Withholding Taxes.
                   -----------------

     (a)  Payments Free of Withholding. Except as otherwise required by law and
          ----------------------------
subject to Section 3.3(b), each payment by the Borrower to any Lender or the Syndication Agent under this Agreement or any other Credit Document shall be made without withholding for or on account of any present or future taxes imposed by or within the jurisdiction in which the Borrower is incorporated, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein, excluding, in the case of each Lender and the Syndication Agent, the following taxes:

          (i) taxes imposed on, based upon, or measured by such Lender's or the Syndication Agent's net income or profits, and branch profits, franchise and similar taxes imposed on it;

          (ii) taxes imposed on such Lender or the Syndication Agent as a result of a present or former connection between the taxing jurisdiction and such Lender or Syndication Agent, or any affiliate thereof, as the case may be, other than a connection resulting solely from the transactions contemplated by this Agreement;

          (iii) taxes imposed as a result of the transfer by such Lender or Syndication Agent of its interest in this Agreement or any other Credit Document or a designation by such Lender or the Syndication Agent (other than pursuant to Section 8.3(c)) of a new Lending Office (other than taxes imposed as a result of any change in treaty, law or regulation after such transfer of such Lender's or the Syndication Agent's interest in this Agreement or any other Credit Document or designation of a new Lending Office);

          (iv) taxes imposed by the United States of America (or any political subdivision thereof or tax authority therein) upon a Lender or the Syndication Agent organized under the laws of a jurisdiction outside of the United States, except to the extent that such tax is imposed as a result of any change in applicable law, regulation or treaty (other than any addition of or change in any "anti-treaty shopping," "limitation of benefits," or similar provision applicable to a treaty) after the date hereof, in the case of each Lender or the Syndication Agent originally a party hereto or, in the case of any Purchasing Lender (as defined in Section 10.10) or the Syndication Agent, after the date on which it becomes a Lender or the Syndication Agent, as the case may be; or

          (v) taxes which would not have been imposed but for (a) the failure of any Lender or the Syndication Agent, as the case may be, to provide (I) the applicable forms prescribed by the Internal Revenue Service, as required pursuant to Section 3.3(b), or (II) any other form, certification, documentation or proof which is reasonably requested by the Borrower, or
     (b) a determination by a taxing authority or a court of competent jurisdiction that a form, certification, documentation or other proof provided by such Lender or the Syndication Agent to establish an exemption from such tax, assessment or other governmental charge is false;

(all such present or future taxes, excluding only the taxes described in the preceding clauses (i) through (v), being hereinafter referred to as "Indemnified Taxes"). If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Syndication Agent is free and clear of such Indemnified Taxes (including Indemnified Taxes on such additional amount) and is equal to the amount that such Lender or the Syndication Agent (as the case may be) would have received had withholding of any Indemnified Tax not been made. If the Borrower pays any Indemnified Taxes, or any penalties or interest in connection therewith, it shall deliver official tax receipts evidencing the payment or certified copies thereof, or other evidence of payment if such tax receipts have not yet been received by the Borrower (with such tax receipts to be delivered within fifteen (15) days after being actually received), to the Lender or the Syndication Agent on whose account such withholding was made (with a copy to the Syndication Agent if not the recipient of the original) within fifteen (15) days of such payment. If the Syndication Agent or any Lender pays any Indemnified Taxes, or any penalties or interest in connection therewith, the Borrower shall reimburse the Syndication Agent or that Lender for the payment on demand in the currency in which such payment was made. Such Lender or the Syndication Agent shall make written demand on the Borrower for reimbursement hereunder no later than ninety (90) days after the earlier of (i) the date on which such Lender or the Syndication Agent makes payment of the Indemnified Taxes, penalties and interest, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or the Syndication Agent for payment of the Indemnified Taxes, penalties and interest. Any such demand shall describe in reasonable detail such Indemnified Taxes, penalties or interest, including the amount thereof if then known to such Lender or the Syndication Agent, as the case may be. In the event that such Lender or the Syndication Agent fails to give the Borrower timely notice as provided herein, the Borrower shall not have any obligation to pay such claim for reimbursement.

     (b)  U.S. Withholding Tax Exemptions.  Upon the written request of the
          -------------------------------
Borrower or the Syndication Agent, each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Syndication Agent, promptly after such request, two duly completed and signed copies of either Form W-8 BEN or any successor form (entitling such Lender to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) or Form W-8 ECI or any successor form (relating to all amounts to be received by such Lender, including fees, pursuant to the Credit Documents) of the United States Internal Revenue Service, and any other form of the United States Internal Revenue Service reasonably necessary to accomplish exemption from withholding obligations or to facilitate the Syndication Agent's performance under this Agreement. Thereafter and from time to time, each such Lender shall submit to the Borrower and the Syndication Agent such additional duly completed and signed copies of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Credit Documents. Upon the request of the Borrower, each Lender that is a United States person shall submit to the Borrower a certificate to the effect that it is such a United States person.

     (c)  Inability of Lender to Submit Forms. If any Lender determines in good
          -----------------------------------
faith, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that (i) it is unable to submit to the Borrower or the Syndication Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 3.3, (ii) it is required to withdraw or cancel any such form or certificate previously submitted, or (iii) any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and the Syndication Agent of such fact, and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     (d)  Refund of Taxes. If any Lender or the Syndication Agent receives a
          ---------------
refund of any Indemnified Tax or any tax referred to in Section 10.3 with respect to which the Borrower has paid any amount pursuant to this Section 3.3 or Section 10.3, such Lender or the Syndication Agent shall pay the amount of such refund (including any interest received with respect thereto) to the Borrower within fifteen (15) days after receipt thereof. A Lender or the Syndication Agent shall provide, at the sole cost and expense of the Borrower, such assistance as the Borrower may reasonably request in order to obtain such a refund; provided, however, that neither the Syndication Agent nor any Lender shall in any event be required to disclose any information to the Borrower with respect to the overall tax position of the Syndication Agent or such Lender.

ARTICLE 4.  CONDITIONS PRECEDENT.

     Section 4.1.  Initial Borrowing. The obligation of each Lender to advance
                   -----------------
the initial Loans hereunder on or after the Effective Date is subject to satisfaction of the following conditions precedent:

     (a) The Syndication Agent shall have received the following all in form and substance reasonably satisfactory to the Syndication Agent and in sufficient number of signed counterparts, where applicable, to provide one for each
Lender:

          (i)   Certificates of Officers. Certificates of the Secretary or an
                ------------------------
     Assistant Secretary of the Borrower containing specimen signatures of the persons authorized to execute Credit Documents on the Borrower's behalf or any other documents provided for herein or therein, together with (x) copies of resolutions of the Board of Directors or other appropriate body of the Borrower authorizing the execution and delivery of the Credit Documents, (y) copies of the Borrower's Memorandum and Articles of Association and other publicly filed organizational documents in its jurisdiction of organization and bylaws and other governing documents, and
     (z) a certificate of incorporation and good standing from the appropriate governing agency of the Borrower's jurisdiction of organization;

          (ii)  Regulatory Filings and Approvals. Copies of all necessary
                --------------------------------
     governmental and third party approvals, registrations, and filings in respect of the transactions contemplated by this Agreement;

          (iii) Insurance Certificate.  An insurance certificate dated not more
                ---------------------
     than ten (10) days prior to the Effective Date from the Borrower describing in reasonable detail the insurance maintained by the Borrower and its Subsidiaries as required by this Agreement;

          (iv)  Opinions of Counsel. The opinions of (x) Baker Botts LLP,
                -------------------
     counsel for the Borrower, in the form of Exhibit 4.1A, (y) William
                                              ------------
     Turcotte, Associate General Counsel of the Borrower, in the form of Exhibit
                                                                         -------
     4.1B, and (z) Walkers, Cayman Islands counsel for the Borrower, in the form
     ----
     of Exhibit 4.1C; and
        ------------

          (v)  Closing Certificate.  Certificate of the President or a Vice
               -------------------
     President of the Borrower as to the satisfaction of all conditions set forth in this Section 4.1, including without limitation, consummation of the R&B Falcon Merger on substantially the terms as set forth in the R&B Falcon Merger Agreement and in the Transocean R&B Falcon Joint Proxy Statement.

     (b) Each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the other Credit Documents shall be true and correct in all material respects as of the time of such Borrowing, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

     (c)  No Default or Event of Default shall have occurred and be continuing;

     (d) There shall be no pending or, to the knowledge of the Borrower, threatened actions, suits or proceedings at law or in equity or by or before any governmental authority against or affecting the Borrower or any of its Subsidiaries or any of their respective businesses, properties or rights which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

     (e) Payment of all fees and all expenses incurred through the Effective Date then due and owing to the Syndication Agent, the Lenders, and the Arrangers pursuant to this Agreement and as otherwise agreed in writing by the Borrower.

     Section 4.2. All Borrowings.  The obligation of each Lender to make any
                  --------------
advance of any Loan is subject to satisfaction of the following conditions precedent (but subject to Sections 2.3(c)):

     (a)  Notices. The Syndication Agent shall have received the Borrowing
          -------
Request required by the first sentence of Section 2.3(a);

     (b)  Warranties True and Correct.  In the case of any advance or Borrowing
          ---------------------------
that increases the aggregate principal amount of Loans outstanding after giving effect to such advance or Borrowing, each of the representations and warranties of the Borrower and its Subsidiaries set forth herein and in the other Credit Documents shall be true and correct in all material respects as of the time of such advance or Borrowing, except as a result of the transactions expressly permitted hereunder or thereunder and except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

     (c)  No Default. No Default or Event of Default shall have occurred and be
          ----------
continuing or would occur as a result of such Borrowing; and

     (d)  Regulations U and X. The Borrowing to be made by the Borrower shall
          -------------------
not result in the Borrower or any Lender being in non-compliance with or in violation of Regulation U or X of the Board of Governors of the Federal Reserve System.

Each acceptance by the Borrower of an advance of any Loan shall be deemed to be a representation and warranty by the Borrower on the date of such acceptance, that all conditions precedent to such Borrowing set forth in this Section 4.2 and in Section 4.1 with respect to the initial Borrowings hereunder have (except to the extent waived in accordance with the terms hereof) been satisfied or fulfilled unless the Borrower gives to the Syndication Agent and the Lenders written notice to the contrary, in which case none of the Lenders shall be required to fund such Loans unless the Required Lenders shall have previously waived in writing such non-compliance.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to each Lender and the Syndication Agent as follows:

     Section 5.1.  Corporate Organization. The Borrower and each of its material
                   ----------------------
Subsidiaries: (i) is duly organized and existing in good standing under the laws of the jurisdiction of its organization; (ii) has all necessary company power and authority to own the property and assets it uses in its business and otherwise to carry on its present business; and (iii) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or to be in good standing, as the case may be, would not have a Material Adverse Effect.

     Section 5.2.  Power and Authority; Validity.  The Borrower has the
                   -----------------------------
organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents and has taken all necessary company action to authorize the execution, delivery and performance of such Credit Documents. The Borrower has duly executed and delivered each Credit Document and each such Credit Document constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and equitable principles.

     Section 5.3.  No Violation. Neither the execution, delivery or performance
                   ------------
by the Borrower of the Credit Documents nor compliance by it with the terms and provisions thereof, nor the consummation by it of the transactions contemplated herein or therein, will (i) contravene in any material respect any applicable provision of any law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than any Permitted Lien upon any of the property or assets of the Borrower or any of its Subsidiaries under, the terms of any material contractual obligation to which the Borrower or any of its Subsidiaries is a party or by which they or any of their properties or assets are bound or to which they may be subject, or (iii) violate or conflict with any provision of the Memorandum and Articles of Association, charter, articles or certificate of incorporation, partnership or limited liability company agreement, by-laws, or other applicable governance documents of the Borrower or any of its Subsidiaries.

     Section 5.4.  Litigation.  There are no actions, suits, proceedings or
                   ----------
counterclaims (including, without limitation, derivative or injunctive actions) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that are reasonably likely to have a Material Adverse Effect.

     Section 5.5.  Use of Proceeds; Margin Regulations.
                   -----------------------------------

     (a)  Use of Proceeds.  The proceeds of the Loans shall be used to refinance
          ---------------
certain Indebtedness of R&B Falcon and its Subsidiaries after consummation of the R&B Falcon Merger, either directly or through repayment of commercial paper issued by the Borrower to refinance such Indebtedness, together with costs related to such refinancing.

     (b)  Margin Stock. Neither the Borrower nor any of its Subsidiaries is
          ------------
engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds of the Loans or the Letters of Credit will be used for a purpose which violates Regulations T, U or X of the Board of Governors of the Federal Reserve System. After application of the proceeds of the Loans, the issuance of the Letters of Credit, and any acquisitions permitted hereunder, less than 25% of the assets of each of the Borrower and its Subsidiaries consists of "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

     Section 5.6.  Investment Company Act. Neither the Borrower nor any of its
                   ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.7.  Public Utility Holding Company Act. Neither the Borrower nor
                   ----------------------------------
any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.8.  True and Complete Disclosure. All factual information (taken
                   ----------------------------
as a whole) furnished by the Borrower or any of its Subsidiaries in writing to the Syndication Agent or any Lender in connection with any Credit Document or the Confidential Information Memorandum or any transaction contemplated therein did not, as of the date such information was furnished

(or, if such information expressly related to a specific date, as of such specific date, or, in the case of the Confidential Information Memorandum, as of October 31, 2000), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (taken as a whole), in light of the circumstances under which such information was furnished, not misleading, except for such statements, if any, as have been updated, corrected, supplemented, superseded or modified pursuant to a written correction or supplement furnished to the Lenders prior to the date of this Agreement.

     Section 5.9.  Financial Statements.
                   --------------------

     (a)  Borrower Financial Statements.  The financial statements heretofore
          -----------------------------
delivered to the Lenders for the Borrower's fiscal year ending December 31, 1999, and for the Borrower's fiscal quarter and year-to-date period ending September 30, 2000, have been prepared in accordance with GAAP applied on a basis consistent, except as otherwise noted therein, with the Borrower's financial statements for the previous fiscal year. Such annual and quarterly financial statements fairly present on a consolidated basis the financial position of the Borrower as of the dates thereof, and the results of operations for the periods indicated, subject in the case of interim financial statements, to normal year-end audit adjustments and omission of certain footnotes (as permitted by the SEC). As of the Effective Date, the Borrower and its Subsidiaries, considered as a whole, had no material contingent liabilities or material Indebtedness required under GAAP to be disclosed in a consolidated balance sheet of the Borrower that were not disclosed in the financial statements referred to in this Section 5.9 or in the notes thereto or disclosed in writing to the Syndication Agent (with a request to the Syndication Agent to distribute such disclosure to the Lenders).

     (b)  R&B Falcon Financial Statements.  The Borrower has heretofore
          -------------------------------
delivered to the Lenders audited financial statements for R&B Falcon and its Subsidiaries as of the dates and for the periods ended December 31, 1999, and unaudited financial statements for R&B Falcon and its Subsidiaries as of and for the nine month period ended September 30, 2000 (the "R&B Falcon Financial Statements"). To the best of the Borrower's knowledge and belief, the R&B Falcon Financial Statements (i) have been prepared in accordance with GAAP consistently applied throughout the periods presented, and (ii) fairly present in all material respects the combined assets, liabilities, financial position, results of operations and cash flows of R&B Falcon and its Subsidiaries as of the dates and for the periods indicated, subject in the case of interim financial statements to normal year-end audit adjustments and omission of certain footnotes (as permitted by the Securities and Exchange Commission).

     Section 5.10.  No Material Adverse Change. There has occurred no event or
                    --------------------------
effect that has had or could reasonably be expected to have a Material Adverse Effect.

     Section 5.11.  Labor Controversies. There are no labor controversies
                    -------------------
pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     Section 5.12.  Taxes. The Borrower and its Subsidiaries have filed all
                    -----
United States federal income tax returns, and all other material tax returns required to be filed, whether in the

United States or in any foreign jurisdiction, and have paid all governmental taxes, rates, assessments, fees, charges and levies (collectively, "Taxes") shown to be due and payable on such returns or on any assessments made against Borrower and its Subsidiaries or any of their properties (other than any such assessments, fees, charges or levies that are not more than ninety (90) days past due, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves have been provided in conformity with GAAP, or which the failure to pay could not reasonably be expected to have a Material Adverse Effect).

     Section 5.13.  ERISA.  With respect to each Plan, the Borrower and its
                    -----
Subsidiaries have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and with the Code to the extent applicable to it, and have not incurred any liability under Title IV of ERISA to the PBGC other than a liability to the PBGC for premiums under Section 4007 of ERISA, except as described in Schedule 5.13
                                                                 -------------
and in each case with such exceptions as could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, neither the Borrower nor any of its Subsidiaries has any material contingent liability with respect to any post-retirement benefits under a welfare plan subject to ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA and as disclosed in the financial statements of the Borrower for the fiscal quarter ending September 30, 2000, described in Section 5.9, or any other liability that could not reasonably be expected to have a Material Adverse Effect.

     Section 5.14.  Consents. On the Effective Date, all consents and approvals
                    --------
of, and filings and registrations with, and all other actions of, all governmental agencies, authorities or instrumentalities required to have been obtained or made by the Borrower in order to obtain the Loans hereunder have been or will have been obtained or made and are or will be in full force and effect.

     Section 5.15.  Insurance.  The Borrower and its material Subsidiaries
                    ---------
currently maintain in effect, with responsible insurance companies, insurance against any loss or damage to all insurable property and assets owned by it, which insurance is of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets (subject to self-insured retentions and deductibles), and insurance with respect to employers' and public and product liability risks (subject to self-insured retentions and deductibles).

     Section 5.16.  Intellectual Property. The Borrower and its Subsidiaries own
                    ---------------------
or hold valid licenses to use all the patents, trademarks, permits, service marks, and trade names that are necessary to the operation of the business of the Borrower and its Subsidiaries as presently conducted, except where the failure to own, or hold valid licenses to use, such patents, trademarks, permits, service marks, and trade names could not reasonably be expected to have a Material Adverse Effect.

     Section 5.17.  Ownership of Property.  The Borrower and its Subsidiaries
                    ---------------------
have good title to or a valid leasehold interest in all of their real property and good title to, or a valid leasehold interest in, all of their other property, subject to no Liens except Permitted Liens, except where the failure to have such title or leasehold interest in such property could not reasonably be expected to have a Material Adverse Effect.

     Section 5.18.  Compliance with Statutes, Etc.  The Borrower and its
                    ------------------------------
Subsidiaries are in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic and foreign, in respect of the conduct of their businesses and the ownership of their properties, except for such instances of non-compliance as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

     Section 5.19.  Environmental Matters.
                    ---------------------

     (a)  Compliance with Environmental Laws.  Except as described in Schedule
          ----------------------------------                          --------
5.19, the Borrower and its Subsidiaries are in compliance with all applicable
----
Environmental Laws and the requirements of any permits issued under such Environmental Laws, except for such instances of non-compliance as could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no pending, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries on any property owned or operated by the Borrower or any of its Subsidiaries except as described in
Schedule 5.19 or except as could not reasonably be expected to have a Material
-------------
Adverse Effect. To the best knowledge of the Borrower, there are no conditions or occurrences on any property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such property that could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such property that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     (b)  Hazardous Materials.  To the best of the Borrower's knowledge, (i)
          -------------------
Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any property owned or operated by the Borrower or any of its Subsidiaries in a manner that has violated or could reasonably be expected to violate any Environmental Law, and (ii) Hazardous Materials have not at any time been released on or from any property owned or operated by the Borrower or any of its Subsidiaries, in the case of both (i) and (ii), with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

     Section 5.20.  Existing Indebtedness.  Schedule 5.20 contains a complete
                    ---------------------   -------------
and accurate list of all Indebtedness outstanding as of the Effective Date, with respect to the Borrower and its Subsidiaries, in each case in a principal amount of $20,000,000 or more (other than the Obligations hereunder and Indebtedness permitted by Section 6.11(b) through (k)) and permitted by Section 6.11(a), in each case showing the aggregate principal amount thereof, the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness, and the scheduled payments of such Indebtedness.

     Section 5.21.  Existing Liens.  Schedule 5.21 contains a complete and
                    --------------   -------------
accurate list of all Liens outstanding as of the Effective Date, with respect to the Borrower and its Subsidiaries, in each case where the Indebtedness or other obligations secured by such Lien is in a principal amount of $20,000,000 or more (other than the Liens permitted by Section 6.10(b) through (r)), and permitted by Section 6.10(a), in each case showing the name of the Person whose assets are subject to such Lien, the aggregate principal amount of the Indebtedness secured thereby, and a description of the Agreements or other instruments creating, granting, or otherwise giving rise to such Lien.

ARTICLE 6.  COVENANTS.

     The Borrower covenants and agrees that, so long as any Loan, Note or Commitment is outstanding hereunder, or any other Obligation is due and payable hereunder:

     Section 6.1.  Corporate Existence.  Each of the Borrower and its material
                   -------------------
Subsidiaries will preserve and maintain its organizational existence, except (i) for the dissolution of any material Subsidiaries whose assets are transferred to the Borrower or any of its Subsidiaries, (ii) where the failure to preserve, renew or keep in full force and effect the existence of any Subsidiary could not reasonably be expected to have a Material Adverse Effect, or (iii) as otherwise expressly permitted in this Agreement.

     Section 6.2.  Maintenance.  Each of the Borrower and its material
                   -----------
Subsidiaries will maintain, preserve and keep its properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition (normal wear and tear excepted) and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such properties and equipment are reasonably preserved and maintained, in each case with such exceptions as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; provided, however, that nothing in this Section 6.2 shall prevent the Borrower or any material Subsidiary from discontinuing the operation or maintenance of any such properties or equipment if such discontinuance is, in the judgment of the Borrower or any material Subsidiary, as applicable, desirable in the conduct of their businesses.

     Section 6.3.  Taxes.  Each of the Borrower and its Subsidiaries will duly
                   -----
pay and discharge all Taxes upon or against it or its properties before penalties accrue thereon (or, if later, within ninety (90) days of becoming past due), unless and to the extent that (i) the same is being contested in good faith and by appropriate proceedings and reserves have been established in conformity with GAAP, or (ii) the failure to effect such payment or discharge could not reasonably be expected to have a Material Adverse Effect.

     Section 6.4.  ERISA.  Each of the Borrower and its Subsidiaries will timely
                   -----
pay and discharge all obligations and liabilities arising under ERISA or otherwise with respect to each Plan of a character which if unpaid or unperformed might result in the imposition of a material Lien against any properties or assets of the Borrower or any material Subsidiary and will promptly notify the Syndication Agent upon an officer of the Borrower becoming aware thereof, of (i) the occurrence of any reportable event (as defined in ERISA) relating to a Plan (other than a multi-employer plan, as defined in ERISA), so long as the event thereunder could reasonably be expected to have a Material Adverse Effect, other than any such event with respect to which the PBGC has waived notice by regulation; (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; (iii) Borrower's or any of its

Subsidiaries' intention to terminate or withdraw from any Plan if such termination or withdrawal would result in liability under Title IV of ERISA, unless such termination or withdrawal could not reasonably be expected to have a Material Adverse Effect; and (iv) the receipt by the Borrower or its Subsidiaries of notice of the occurrence of any event that could reasonably be expected to result in the incurrence of any liability (other than for benefits), fine or penalty to the Borrower and/or to the Borrower's Subsidiaries, or any plan amendment that could reasonably be expected to increase the contingent liability of the Borrower and its Subsidiaries, taken as a whole, in connection with any post-retirement benefit under a welfare plan (subject to ERISA), unless such event or amendment could not reasonably be expected to have a Material Adverse Effect. The Borrower will also promptly notify the Syndication Agent of
(i) any material contributions to any Foreign Plan that have not been made by the required due date for such contribution if such default could reasonably be expected to have a Material Adverse Effect; (ii) any Foreign Plan that is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time if such underfunding (together with any penalties likely to result) could reasonably be expected to have a Material Adverse Effect, and (iii) any material change anticipated to any Foreign Plan that could reasonably be expected to have a Material Adverse Effect.

     Section 6.5.  Insurance. Each of the Borrower and its material Subsidiaries
                   ---------
will maintain or cause to be maintained, with responsible insurance companies, insurance against any loss or damage to all insurable property and assets owned by it, such insurance to be of a character and in or in excess of such amounts as are customarily maintained by companies similarly situated and operating like property or assets (subject to self-insured retentions and deductibles) and will (subject to self-insured retentions and deductibles) maintain or cause to be maintained insurance with respect to employers' and public and product liability risks.

     Section 6.6.  Financial Reports and Other Information.
                   ---------------------------------------

     (a)  Periodic Financial Statements and Other Documents.  The Borrower, its
          -------------------------------------------------
Subsidiaries and any SPVs will maintain a system of accounting in such manner as will enable preparation of financial statements in accordance with GAAP and will furnish to the Lenders and their respective authorized representatives such information about the business and financial condition of the Borrower, its Subsidiaries and any SPVs as any Lender may reasonably request; and, without any request, will furnish to the Syndication Agent:

          (i)   within sixty (60) days after the end of each of the first three
     (3) fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and retained earnings and of cash flows for such fiscal quarter and for the portion of the fiscal year ended with the last day of such fiscal quarter, all of which shall be in reasonable detail or in the form filed with the SEC, and certified by the chief financial officer of the Borrower that they fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and that they have been prepared in accordance with GAAP, in each case, subject to normal year-end audit adjustments and the omission of any footnotes as permitted by the SEC (delivery to the Syndication Agent of a copy of the Borrower's Form 10-Q filed with the SEC (without exhibits) in any event will satisfy the requirements of this subsection subject to Section 6.6(b));

          (ii) within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth consolidated comparative figures as of the end of and for the preceding fiscal year, audited by an independent nationally-recognized accounting firm and in the form filed with the SEC (delivery to the Syndication Agent of a copy of the Borrower's Form 10-K filed with the SEC (without exhibits) in any event will satisfy the requirements of this subsection subject to Section 6.6(b));

          (iii) commencing with fiscal year 2001, to the extent actually prepared and approved by the Borrower's board of directors, a projection of Borrower's consolidated balance sheet and consolidated income, retained earnings and cash flows for its current fiscal year showing such projected budget for each fiscal quarter of the Borrower ending during such year; and

          (iv) within ten (10) days after the sending or filing thereof, copies of all financial statements, projections, documents and other communications that the Borrower sends to its stockholders generally or files with the SEC or any similar governmental authority (and is publicly available).

The Syndication Agent will forward promptly to the Lenders the information provided by the Borrower pursuant to (i) through (iv) above.

     (b)  Compliance Certificates.  Each financial statement furnished to the
          -----------------------
Lenders pursuant to subsections (i) and (ii) of Section 6.6(a) shall be (i) accompanied by additional information setting forth calculations excluding the effects of any SPVs and containing such calculations for any SPVs as reasonably requested by the Syndication Agent, and (ii) accompanied by (x) a written certificate signed by the Borrower's chief financial officer (or other financial officer of the Borrower), in his or her capacity as such, to the effect that no Default or Event of Default then exists or, if any such Default or Event of Default exists as of the date of such certificate, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, and (y) a Compliance Certificate in the form of
Exhibit 6.6 showing the Borrower's compliance with certain of the covenants set
-----------
forth herein.

     (c)  Management Letters.  Promptly upon receipt thereof, the Borrower will
          ------------------
provide the Syndication Agent with a copy of each report or "management letter" submitted to the Borrower by its independent accountants or auditors in connection with any annual, interim or special audit made by them of the books and records of the Borrower.

     (d)  Notice of Events Relating to Environmental Laws and Claims.  Promptly
          ----------------------------------------------------------
after any officer of the Borrower obtains knowledge of any of the following, the Borrower will provide the Syndication Agent with written notice in reasonable detail of any of the following that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:

          (i) any pending or threatened Environmental Claim against the Borrower, any of its Subsidiaries or any SPV or any property owned or operated by the Borrower, any of its Subsidiaries or any SPV;

          (ii) any condition or occurrence on any property owned or operated by the Borrower, any of its Subsidiaries or any SPV that results in noncompliance by the Borrower, any of its Subsidiaries or any SPV with any Environmental Law; and

          (iii) the taking of any material remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower, any of its Subsidiaries or any SPV other than in the ordinary course of business.

     (e)  Notices of Default, Litigation, Etc.  The Borrower will promptly, and
          -----------------------------------
in any event within five (5) Days, after an officer of the Borrower has knowledge thereof, give written notice to the Syndication Agent of (who will in turn provide notice to the Lenders of): (i) the occurrence of any Default or Event of Default; (ii) any litigation or governmental proceeding of the type described in Section 5.4; (iii) any circumstance that has had or could reasonably be expected to have a Material Adverse Effect; (iv) the occurrence of any event which has resulted in a breach of, or is likely to result in a breach of, Sections 6.16 or 6.17; and (v) any notice received by it, any Subsidiary or any SPV from the holder(s) of Indebtedness of the Borrower, any Subsidiary or any SPV in an amount which, in the aggregate, exceeds $30,000,000, where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness.

     Section 6.7.  Lender Inspection Rights.  Upon reasonable notice from the
                   ------------------------
Syndication Agent or any Lender, the Borrower will permit the Syndication Agent or any Lender (and such Persons as the Syndication Agent or such Lender may reasonably designate) during normal business hours at such entity's sole expense unless a Default or Event of Default shall have occurred and be continuing, in which event at the Borrower's expense, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books and records, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Syndication Agent and any Lender (and such Persons as the Syndication Agent or such Lender may reasonably designate) the affairs, finances and accounts of the Borrower and its Subsidiaries), all as often, and to such extent, as may be reasonably requested. The chief financial officer of the Borrower and/or his or her designee shall be afforded the opportunity to be present at any meeting of the Syndication Agent or the Lenders and such accountants. The Syndication Agent agrees to use reasonable efforts to minimize, to the extent practicable, the number of separate requests from the Lenders to exercise their rights under this Section
6.7 and/or Section 6.6 and to coordinate the exercise by the Lenders of such rights.

     Section 6.8.   Conduct of Business. The Borrower and its Subsidiaries will
                    -------------------
at all times remain primarily engaged in (i) the contract drilling business,
(ii) the provision of services to the energy industry, (iii) other existing businesses described in the Borrower's current SEC reports and in the Transocean/R&B Falcon Joint Proxy Statement, or (iv) any related businesses (each a "Permitted Business").

     Section 6.9.   Restrictions on Fundamental Changes. The Borrower shall not
                    -----------------------------------
merge or consolidate with any other Person, or cause or permit any dissolution of the Borrower or liquidation of its assets, or sell, transfer or otherwise dispose of all or substantially all of the Borrower's assets, except that:

     (a) The Borrower or any of its Subsidiaries may merge into, or consolidate with, any other Person if upon the consummation of any such merger or consolidation the Borrower or such Subsidiary is the surviving corporation to any such merger or consolidation (or the other Person is, or will thereby become, a Subsidiary of the Borrower); and

     (b) The Borrower may sell or transfer all or substantially all of its assets (including stock in its Subsidiaries) to any Person if such Person is a Subsidiary of the Borrower (or a Person who will contemporaneously therewith become a Subsidiary of the Borrower);

provided in the case of any transaction described in the preceding clauses (a) and (b), no Default or Event of Default shall exist immediately prior to, or after giving effect to, such transaction.

     Section 6.10.  Liens.  The Borrower and its Subsidiaries shall not create,
                    -----
incur, assume or suffer to exist any Lien of any kind on any property or asset of any kind of the Borrower or any Subsidiary, except the following (collectively, the "Permitted Liens"):

     (a) Liens existing on the date hereof (each such Lien, to the extent it secures Indebtedness or other obligations in an aggregate amount of $20,000,000 or more, being described on Schedule 5.21 attached hereto);
                            -------------

     (b) Liens arising in the ordinary course of business by operation of law, deposits, pledges or other Liens in connection with workers' compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, public or statutory obligations or other similar charges, good faith deposits, pledges or other Liens in connection with (or to obtain letters of credit in connection with) bids, performance, return-of-money or payment bonds, contracts or leases to which the Borrower or its Subsidiaries are parties or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not for Indebtedness for borrowed money and is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor;

     (c) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) related to obligations not overdue for more than thirty (30) days if such Liens arise with respect to domestic assets and for more than ninety (90) days if such Liens arise with respect to foreign assets, or, if so overdue, that are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;

     (d) Liens for Taxes not more than ninety (90) days past due or which can thereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;

     (e) Liens imposed by ERISA (or comparable foreign laws) which are being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or if such Liens otherwise could not reasonably be expected to have a Material Adverse Effect;

     (f) Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, or in connection with surety or appeal bonds or the like in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or for which the Borrower or such Subsidiary shall be prosecuting on appeal or proceeding for review, and for which it shall have obtained (within thirty (30) days with respect to a judgment or award rendered in the United States or within sixty
(60) days with respect to a judgment or award rendered in a foreign jurisdiction after entry of such judgment or award or expiration of any previous such stay, as applicable) a stay of execution or the like pending such appeal or proceeding for review; provided, that the aggregate amount of uninsured or underinsured liabilities (net of customary deductibles, and including interest, costs, fees and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $50,000,000 at any one time outstanding;

     (g) Liens on fixed or capital assets and related inventory and intangible assets acquired, constructed, improved, altered or repaired by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness otherwise permitted by this Agreement, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, improvement, alteration or repair or the date of commercial operation of the assets constructed, improved, altered or repaired, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, improving, altering or repairing such fixed or capital assets, as the case may be, and (iv) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary;

     (h) Liens securing Interest Rate Protection Agreements or foreign exchange hedging obligations incurred in the ordinary course of business and not for speculative purposes;

     (i) Liens on property existing at the time such property is acquired by the Borrower or any Subsidiary of the Borrower and not created in contemplation of such acquisition (or on repairs, renewals, replacements, additions, accessions and betterments thereto), and Liens on the assets of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such Person becoming a Subsidiary of the Borrower (or on repairs, renewals, replacements, additions, accessions and betterments thereto;

     (j) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsections (a) through (i), provided, however, that the principal amount of Indebtedness secured thereby does not exceed the principal amount secured at the time of such extension, renewal or replacement (other than amounts incurred to pay costs of such extension, renewal or replacement), and that such extension, renewal or replacement is limited to the property already subject to the Lien so extended, renewed or replaced (together with accessions and improvements thereto and replacements thereof);

     (k) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of a Person;

     (l) rights reserved to or vested in any municipality or governmental, statutory or public authority to control, regulate or use any property of a Person;

     (m) rights of a common owner of any interest in property held by a Person and such common owner as tenants in common or through other common ownership;

     (n) encumbrances (other than to secure the payment of Indebtedness), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights-of-way of a Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines, removal of gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities or equipment, or defects, irregularity and deficiencies in title of any property or rights-of-way;

     (o) Liens created by or resulting from zoning, planning and environmental laws and ordinances and municipal regulations;

     (p) Liens created by or resulting from financing statements filed by lessors of property (but only with respect to the property so leased);

     (q)  Liens on property securing Non-recourse Debt;

     (r)  Liens on the stock or assets of SPVs; and

     (s) Liens (not otherwise permitted by this Section 6.10) on property securing Indebtedness (or other obligations) not exceeding $175,000,000 in the aggregate at any time outstanding.

     Section 6.11.  Indebtedness.  The Borrower and its Subsidiaries shall not
                    ------------
incur, assume or suffer to exist any Indebtedness, except:

     (a) existing Indebtedness outstanding on the Effective Date (such Indebtedness, to the extent the principal amount thereof is $20,000,000 or more, being described on Schedule 5.20 attached hereto), and any subsequent
                   -------------
extensions, renewals or refinancings thereof so long as such Indebtedness is not increased in amount (other than amounts incurred to pay costs of such extension, renewal or refinancing), the scheduled maturity date thereof (if prior to the Maturity Date) is not accelerated, the interest rate per annum applicable thereto is not increased, any scheduled amortization of principal thereunder prior to the Maturity Date is not shortened and the payments thereunder are not increased;

     (b)  Indebtedness under the Credit Documents;

     (c) intercompany loans and advances to the Borrower or its Subsidiaries, and intercompany loans and advances from any of such Subsidiaries or SPVs to the Borrower or any other Subsidiaries of the Borrower;

     (d) Indebtedness under any Interest Rate Protection Agreements and under foreign exchange futures agreements, arrangements or options designed to protect against fluctuations in currency exchange rates;

     (e) Indebtedness of the Borrower that may be incurred, assumed or suffered to exist without violating any section of this Agreement, including, without limitation, Sections 6.16 and 6.17 hereof;

     (f) Indebtedness of any Subsidiary of the Borrower (i) under unsecured lines of credit for overdrafts or for working capital purposes in foreign countries with financial institutions, and (ii) arising from the honoring by a bank or other Person of a check, draft or similar instrument inadvertently drawing against insufficient funds, all such Indebtedness not to exceed $100,000,000 in the aggregate at any time outstanding, provided that amounts under overdraft lines of credit or outstanding as a result of drawings against insufficient funds shall be outstanding for one (1) Business Day before being included in such aggregate amount;

     (g) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Borrower or is merged with or into the Borrower or any Subsidiary of the Borrower and not incurred in contemplation of such transaction;

     (h) Indebtedness of the Borrower or any Subsidiary of the Borrower (i) under Performance Guaranties and Performance Letters of Credit, and (ii) with respect to letters of credit issued in the ordinary course of business;

     (i) Indebtedness of any Subsidiaries of the Borrower in an aggregate principal amount for all Subsidiaries not to exceed an amount equal to ten percent (10%) of Consolidated Net Assets (the "Subsidiary Debt Basket Amount") in the aggregate at any time outstanding;

     (j) other Indebtedness of any Subsidiary of the Borrower so long as such Subsidiary has in force a Subsidiary Guaranty in substantially the form of
Exhibit 6.11, provided that such Subsidiary Guaranty shall contain a provision
------------
that such Subsidiary Guaranty and all obligations thereunder of the Guarantor party thereto shall be terminated upon delivery to the Syndication Agent by the Borrower of a certificate stating that (x) the aggregate principal amount of Indebtedness of all Subsidiaries outstanding pursuant to the preceding clause
(i) and this clause (j) is equal to or less than the Subsidiary Debt Basket Amount, and (y) no Default or Event of Default has occurred and is continuing; and

     (k)  extensions, renewals or replacements of Indebtedness permitted by this
Section 6.11 that do not increase the amount of such Indebtedness (other than amounts incurred to pay costs of such extension, renewal or refinancing).

     Section 6.12.  Use of Property and Facilities; Environmental Laws.  The
                    --------------------------------------------------
Borrower and its Subsidiaries shall comply in all material respects with all Environmental Laws applicable to or affecting the properties or business operations of the Borrower or any Subsidiary of the Borrower, where the failure to comply could reasonably be expected to have a Material Adverse Effect.

     Section 6.13.  Transactions with Affiliates.  Except as otherwise
                    ----------------------------
specifically permitted herein, the Borrower and its Subsidiaries shall not (except pursuant to contracts outstanding as of (i) with respect to the Borrower, the Effective Date or (ii) with respect to any Subsidiary of the Borrower, the Effective Date or, if later, the date such Subsidiary first became a Subsidiary of the Borrower) enter into or engage in any material transaction or arrangement or series of related transactions or arrangements which in the aggregate would be material with any Controlling Affiliate, including without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Controlling Affiliate, except pursuant to the requirements of the Borrower's or such Subsidiary's business and unless such transaction or arrangement or series of related transactions or arrangements, taken as a whole, are no less favorable to the Borrower or such Subsidiary (other than a wholly owned Subsidiary) than would be obtained in an arms' length transaction with a Person not a Controlling Affiliate.

     Section 6.14.  Sale and Leaseback Transactions.  The Borrower will not, and
                    -------------------------------
will not permit any of its Subsidiaries to, enter into, assume, or suffer to exist any Sale-Leaseback Transaction, except any such transaction that may be entered into, assumed or suffered to exist without violating any other provision of this Agreement, including without limitation, Sections 6.16 and 6.17.

     Section 6.15.  Compliance with Laws.  Without limiting any of the other
                    --------------------
covenants of the Borrower in this Article 6, the Borrower and its Subsidiaries shall conduct their business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that this Section 6.15 shall not require the Borrower or any Subsidiary of the Borrower to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor, or (y) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     Section 6.16.  Interest Coverage Ratio.  The Borrower will not permit the
                    -----------------------
Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 3:00 to 1:00.

     Section 6.17.  Consolidated Indebtedness to Total Capitalization Ratio. The
                    -------------------------------------------------------
Borrower will maintain, as of the end of each fiscal quarter of the Borrower, a ratio (expressed as a percentage) of Consolidated Indebtedness to Total Capitalization of no greater than 40%.


ARTICLE 7.  EVENTS OF DEFAULT AND REMEDIES.

     Section 7.1.  Events of Default.  Any one or more of the following shall
                   -----------------
constitute an Event of Default:

     (a) default by the Borrower in the payment of any principal amount of any Loan, any interest thereon or any fees payable hereunder, within two (2) Business Days following the date when due;

     (b) default by the Borrower in the observance or performance of any covenant set forth in Sections 6.9, 6.10, 6.16, or 6.17;

     (c) default by the Borrower in the observance or performance of any provision hereof or of any other Credit Document not mentioned in clauses (a) or
(b) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Syndication Agent;

     (d) any representation or warranty made or deemed made herein or in any other Credit Document by the Borrower or any Subsidiary proves untrue in any material respect as of the date of the making, or deemed making, thereof;

     (e) (x) Indedtedness in the aggregate principal amount of $50,000,000 of the Borrower and its Subsidiaries ("Material Indebtedness") shall (i) not be paid at maturity (beyond any applicable grace periods), or (ii) be declared to be due and payable or required to be prepaid, redeemed or repurchased prior to its stated maturity, or (y) any default in respect of Material Indedtedness shall occur which permits the holders thereof, or any trustees or agents on their behalf, to accelerate the maturity of such Indedtedness or requires such Indedtedness to be prepaid, redeemed, or repurchased prior to its stated maturity;

     (f) the Borrower or any Significant Subsidiary (i) has entered involuntarily against it an order for relief under the United States Bankruptcy Code or a comparable action is taken under any bankruptcy or insolvency law of another country or political subdivision of such country, (ii) generally does not pay, or admits its inability generally to pay, its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) applies for, seeks, consents to, or acquiesces in, the appointment of a receiver, custodian, trustee, liquidator or similar official for it or any substantial part of its property under the Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, (v) institutes any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code or any comparable law, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of or consents to or acquiesces in any such proceeding filed against it, (vi) makes any board of directors resolution in direct furtherance of any matter described in clauses (i)-(v) above, or (vii) fails to contest in good faith any appointment or proceeding described in this
Section 7.1(f);

     (g) a custodian, receiver, trustee, liquidator or similar official is appointed for the Borrower or any Significant Subsidiary or any substantial part of its property under the Bankruptcy Code or under the bankruptcy or insolvency laws of another country or a political subdivision of such country, or a proceeding described in Section 7.1(f)(v) is instituted against the Borrower or any Significant Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed and unstayed for a period of sixty (60) days (or one hundred twenty (120) days in the case of any such event occurring outside the United States of America);

     (h)  the Borrower or any Subsidiaries of the Borrower fail within thirty
(30) days with respect to any judgments or orders that are rendered in the United States or sixty (60) days with respect to any judgments or orders that are rendered in foreign jurisdictions (or such earlier date as any execution on such judgments or orders shall take place) to vacate, pay, bond or otherwise discharge any judgments or orders for the payment of money the uninsured portion of which is in excess of $50,000,000 in the aggregate and which are not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution;

     (i) (x) the Borrower or any Subsidiary of the Borrower fails to pay when due an amount that it is liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan having Unfunded Vested Liabilities of the Borrower or any of its Subsidiaries in excess of $30,000,000 (a "Material Plan") is filed under Title IV of ERISA; or the PBGC institutes proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding is instituted by a fiduciary of any Material Plan against any Borrower or any Subsidiary to collect any liability under Section 515 or 4219(c)(5) of ERISA, and in each case such proceeding is not dismissed within thirty (30) days thereafter; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, and (y) the occurrence of one or more of the matters in the preceding clause (x) could reasonably be expected to have a Material Adverse Effect; or

     (j) any Person or group of Persons acting in concert (as such terms are used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended) shall own, directly or indirectly, beneficially or of record, securities of the Borrower (or other securities convertible into such securities) representing fifty percent (50%) or more of the combined voting power of all outstanding securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency.

     Section 7.2.  Non-Bankruptcy Defaults.  When any Event of Default (other
                   -----------------------
than those described in subsections (f) or (g) of Section 7.1 with respect to the Borrower) has occurred and is continuing, the Syndication Agent shall, by notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments to the Borrower hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other accrued amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind, including, but not limited to, notice of intent to accelerate and notice of acceleration, each of which is expressly waived by the Borrower. The Syndication Agent, after giving notice to the Borrower pursuant to this Section 7.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

     Section 7.3.  Bankruptcy Defaults.  When any Event of Default described in
                   -------------------
subsections (f) or (g) of Section 7.1 has occurred and is continuing with respect to the Borrower, then all outstanding Loans shall immediately become due and payable together with all other accrued amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, each of which is expressly waived by the Borrower; and all obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

     Section 7.4.  Notice of Default.  The Syndication Agent shall give notice
                   -----------------
to the Borrower under Section 7.2 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.

     Section 7.5.  Expenses.  The Borrower agrees to pay to the Syndication
                   --------
Agent and each Lender all reasonable out-of-pocket expenses incurred or paid by the Syndication Agent or such Lender, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Credit Documents.

     Section 7.6.  Distribution and Application of Proceeds.  After the
                   ----------------------------------------
occurrence of and during the continuance of an Event of Default, any payment to the Syndication Agent or any Lender hereunder shall be paid to the Syndication Agent to be distributed and applied as follows (unless otherwise agreed by the Borrower, the Syndication Agent and all Lenders):

     (a) First, to the payment of any and all reasonable out-of-pocket costs and expenses of the Syndication Agent, including without limitation, reasonable attorneys' fees and out-of-pocket costs and expenses, as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Syndication Agent or the Lenders under this Agreement or any other Credit Document;

     (b) Second, to the payment of any and all reasonable out-of-pocket costs and expenses of the Lenders, including, without limitation, reasonable attorneys' fees and out-of-pocket costs and expenses, as provided by this Agreement or by any other Credit Document, incurred in connection with the collection of such payment or in respect of the enforcement of any rights of the Lenders under this Agreement or any other Credit Document, pro rata in the proportion in which the amount of such costs and expenses unpaid to each Lender bears to the aggregate amount of the costs and expenses unpaid to all Lenders collectively, until all such fees, costs and expenses have been paid in full;

     (c) Third, to the payment of any due and unpaid fees to the Syndication Agent or any Lender as provided by this Agreement or any other Credit Document, pro rata in the proportion in which the amount of such fees due and unpaid to the Syndication Agent and each Lender bears to the aggregate amount of the fees due and unpaid to the Syndication Agent and all Lenders collectively, until all such fees have been paid in full;

     (d) Fourth, to the payment of accrued and unpaid interest on the Loans to the date of such application, pro rata in the proportion in which the amount of such interest, accrued and unpaid to each Lender bears to the aggregate amount of such interest accrued and unpaid to all Lenders collectively, until all such accrued and unpaid interest has been paid in full;

     (e) Fifth, to the payment of the outstanding due and payable principal amount of each of the Loans pro rata in the proportion in which the outstanding principal amount of such Loans owing to each Lender bears to the aggregate amount of all outstanding Loans;

     (f) Sixth, to the payment of any other outstanding Obligations then due and payable, pro rata in the proportion in which the outstanding Obligations owing to each Lender and Syndication Agent bears to the aggregate amount of all such Obligations until all such Obligations have been paid in full; and

     (g)  Seventh, to the Borrower or as the Borrower may direct.


ARTICLE 8.  CHANGE IN CIRCUMSTANCES.

     Section 8.1.  Change of Law.
                   -------------

     (a) Notwithstanding any other provisions of this Agreement or any Note, if at any time any change, after the date hereof (or, if later, after the date the Syndication Agent or any Lender becomes the Syndication Agent or a Lender), in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or maintain Eurocurrency Loans, such Lender shall promptly give written notice thereof and of the basis therefor in reasonable detail to the Borrower, and such Lender's obligations to fund affected Eurocurrency Loans or make, continue or convert such Loans under this Agreement shall thereupon be suspended until it is no longer unlawful for such Lender to make or maintain such Loans.

     (b)  Upon the giving of the notice to Borrower referred to in subsection
(a) above in respect of any such Loan, (i) any outstanding such Loan of such Lender shall be automatically converted to a Base Rate Loan in Dollars on the last day of the Interest Period then applicable thereto or on such earlier date as required by law, and (ii) such Lender shall make or continue its portion of any requested Borrowing of such Loan as a Base Rate Loan in Dollars, which Base Rate Loan shall, for all other purposes, be considered part of such Borrowing.

     (c) Any Lender that has given any notice pursuant to Section 8.1(a) shall, upon determining that it would no longer be unlawful for it to make such Loans, give prompt written notice thereof to the Borrower and the Syndication Agent, and upon giving such notice, its obligation to make, allow conversions into and maintain such Loans shall be reinstated.

     Section 8.2.  Unavailability of Deposits or Inability to Ascertain LIBOR
                   ----------------------------------------------------------
Rate. If on or before the first day of any Interest Period for any Borrowing of
----
Eurocurrency Loans the Syndication Agent determines in good faith (after consultation with the other Lenders) that, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate or such rate will not accurately reflect the cost to the Required Lenders of funding Eurocurrency Loans for such Interest Period, the Syndication Agent shall give written notice (in reasonable detail) of such determination and of the basis therefor to the Borrower and the Lenders, whereupon until the Syndication Agent notifies the Borrower and Lenders that the circumstances giving rise to such suspension no longer exist (which the Syndication Agent shall do promptly after they do not exist), (i) the obligations of the Lenders to make, continue or convert Loans as or into such Eurocurrency Loans, or to convert Base Rate Loans into such Eurocurrency Loans, shall be suspended and
(ii) each Eurocurrency Loan will automatically on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan in Dollars.

     Section 8.3.  Increased Cost and Reduced Return.
                   ---------------------------------

     (a) If, on or after the date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office), with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency exercising control over banks or financial institutions generally issued after the date hereof (or, if later, after the date the Syndication Agent or Lender becomes the Syndication Agent or Lender):

          (i) subjects any Lender (or its Lending Office) to any tax, duty or other charge related to any Eurocurrency Loan or its obligation to advance or maintain Eurocurrency Loans or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Eurocurrency Loans or any participations in any thereof, or any other amounts due under this Agreement related to its Eurocurrency Loans or its obligation to make Eurocurrency Loans or acquire participations therein (except for changes with respect to taxes that are not Indemnified Taxes pursuant to Section 3.3); or

          (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding for any Eurocurrency Loan any such requirement included in an applicable Statutory Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or imposes on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans or its participation in any thereof, or its obligation to advance or maintain Eurocurrency Loans or participate in any thereof;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of advancing or maintaining any Eurocurrency Loan or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) in connection therewith under this Agreement or its Note, by an amount deemed by such Lender to be material, then, subject to Section 8.3(c), from time to time, within thirty (30) days after receipt of a certificate from such Lender (with a copy to the Syndication Agent) pursuant to subsection (c) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

     (b) If, after the date hereof, the Syndication Agent or any Lender shall have reasonably determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital adequacy rules heretofore adopted and issued by any governmental authority), or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Syndication Agent or any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital, or on the capital of any corporation controlling such Lender, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or its controlling corporation's policies with respect to capital adequacy in effect immediately before such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, subject to Section 8.3(c), from time to time, within thirty (30) days after its receipt of a certificate from such Lender (with a copy to the Syndication Agent) pursuant to subsection (c) below setting forth in reasonable detail such determination and the basis thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction or the Borrower may prepay all Eurocurrency Loans of such Lender.

     (c) The Syndication Agent and each Lender that determines to seek compensation or additional interest under this Section 8.3 shall give written notice to the Borrower and, in the case of a Lender other than the Syndication Agent, the Syndication Agent of the circumstances that entitle the Syndication Agent or such Lender to such compensation no later than ninety (90) days after the Syndication Agent or such Lender receives actual notice or obtains actual knowledge of the law, rule, order or interpretation or occurrence of another event giving rise to a claim hereunder. In any event the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand. The Syndication Agent and each Lender shall use reasonable efforts to avoid the need for, or reduce the amount of, such compensation, additional interest, and any payment under Section 3.3, including, without limitation, the designation of a different Lending Office, if such action or designation will not, in the sole judgment of the Syndication Agent or such Lender made in good faith, be otherwise disadvantageous to it; provided that the foregoing shall not in any way affect the rights of any Lender or the obligations of the Borrower under this Section 8.3, and provided further that no Lender shall be obligated to make its Eurocurrency Loans hereunder at any office located in the United States of America. A certificate of the Syndication Agent or any Lender, as applicable, claiming compensation or additional interest under this Section 8.3, and setting forth the additional amount or amounts to be paid to it hereunder and accompanied by a statement prepared by the Syndication Agent or such Lender, as applicable, describing in reasonable detail the calculations thereof shall be prima facie evidence of the correctness thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 8.4.  Lending Offices.  The Syndication Agent and each Lender may,
                   ---------------
at its option, elect to make or maintain its Loans hereunder at the Lending Office for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Syndication Agent, provided that, except in the case of any such transfer to another of its branches, offices or affiliates made at the request of the Borrower, the Borrower shall not be responsible for the costs arising under Section 3.3 or 8.3 resulting from any such transfer to the extent not otherwise applicable to such Lender prior to such transfer.

     Section 8.5.  Discretion of Lender as to Manner of Funding.  Subject to the
                   --------------------------------------------
other provisions of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.

     Section 8.6.  Substitution of Lender.  If (a) any Lender has demanded
                   ----------------------
compensation or additional interest or given notice of its intention to demand compensation or additional interest under Section 8.3, (b) the Borrower is required to pay any additional amount to any Lender under Section 2.11, (c) any Lender is unable to submit any form or certificate required under Section 3.3(b) or withdraws or cancels any previously submitted form with no substitution therefor, (d) any Lender gives notice of any change in law or regulations, or in the interpretation thereof, pursuant to Section 8.1, (e) any Lender has been declared insolvent or a receiver or conservator has been appointed for a material portion of its assets, business or properties or (f) any Lender shall seek to avoid its obligation to make or maintain Loans hereunder for any reason, including, without limitation, reliance upon 12 U.S.C. (S) 1821(e) or
(n) (1) (B), (g) any taxes referred to in Section 3.3 have been levied or imposed (or the Borrower determines in good faith that there is a substantial likelihood that such taxes will be levied or imposed) so as to require withholding or deductions by the Borrower or payment by the Borrower of additional amounts to any Lender, or other reimbursement or indemnification of any Lender, as a result thereof, or (h) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or any other Credit Documents requested by the Borrower, then and in such event, upon request from the Borrower delivered to such Lender and the Syndication Agent, such Lender shall assign, in accordance with the provisions of Section 10.10 and an appropriately completed Assignment Agreement, all of its rights and obligations under the Credit Documents to another Lender or a commercial banking institution selected by the Borrower and (in the case of a commercial banking institution) reasonably satisfactory to the Syndication Agent, in consideration for the payments set forth in such Assignment Agreement and payment by the Borrower to such Lender of all other amounts which such Lender may be owed pursuant to this Agreement, including, without limitation, Sections 2.11, 3.3, 8.3 and 10.13.


ARTICLE 9.  THE AGENTS, ARRANGERS AND BOOK RUNNERS.

     Section 9.1.  Appointment and Authorization of Syndication Agent,
                   ---------------------------------------------------
Administrative Agent, Documentation Agent, Senior Managing Agent, Joint Lead
----------------------------------------------------------------------------
Arrangers, and Joint Book Runners. Each Lender hereby appoints STB as the
---------------------------------
Syndication Agent, ABN AMRO Bank, N.V. as the Administrative Agent, Wells Fargo Bank Texas, National Association, as the Documentation Agent, Bank of America, N.A., as Senior Managing Agent, and Goldman Sachs Credit Partners L.P. and ABN AMRO Bank, N.V., as the Joint Lead Arrangers and Joint Book Runners, under the Credit Documents and hereby authorizes the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, and Joint Lead Arrangers and Joint Book Runners to take such action as Syndication Agent, Administrative Agent, Documentation Agent, Senior Managing Agent, and Joint Lead Arrangers and Joint Book Runners on each of its behalf and to exercise such powers under the Credit Documents as are delegated to the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, and Joint Lead Arrangers and Joint Book Runners, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto.

     Section 9.2.  Rights and Powers.  The Syndication Agent, the Administrative
                   -----------------
Agent, the Documentation Agent, the Senior Managing Agent, and Joint Lead Arrangers and Joint Book Runners shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not a Syndication Agent, an Administrative Agent, a Documentation Agent, a Senior Managing Agent, or a Joint Lead Arranger or Joint Book Runner, and the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, and Joint Lead Arrangers and Joint Book Runners and their respective Controlling Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any of its Subsidiaries or Controlling Affiliates as if it were not a Syndication Agent, an Administrative Agent, a Documentation Agent, a Senior Managing Agent, or a Joint Lead Arranger or Joint

Book Runner, under the Credit Documents. The term Lender as used in all Credit Documents, unless the context otherwise clearly requires, includes the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, and Joint Lead Arrangers and Joint Book Runners in their respective individual capacities as a Lender.

     Section 9.3.  Action by Syndication Agent, Administrative Agent,
                   --------------------------------------------------
Documentation Agent, Senior Managing Agent, Joint Lead Arrangers and Joint Book
-------------------------------------------------------------------------------
Runners. The obligations of the Syndication Agent, the Administrative Agent, the
--------
Documentation Agent, the Senior Managing Agent, and Joint Lead Arrangers and Joint Book Runners under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Syndication Agent shall not be required to take any action concerning any Default or Event of Default, except as expressly provided in Sections 7.2. Unless and until the Required Lenders (or, if required by Section 10.11, all of the Lenders) give such direction the Syndication Agent may, except as otherwise expressly provided herein or therein, take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, or any Joint Lead Arranger or Joint Book Runner be required to take any action in violation of applicable law or of any provision of any Credit Document, and each of the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, and the Joint Lead Arrangers and Joint Book Runners shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses, and liabilities it may incur in taking or continuing to take any such action. The Syndication Agent shall be entitled to assume that no Default or Event of Default, other than non-payment of any scheduled principal or interest payment due hereunder, exists unless notified in writing to the contrary by a Lender or the Borrower. In all cases in which the Credit Documents do not require the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, or any Joint Lead Arranger or Joint Book Runner to take specific action, the Syndication Agent, each of the Administrative Agent, the Documentation Agent, the Senior Managing Agent, and the Joint Lead Arrangers and Joint Book Runners shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under specific provisions of the Credit Documents, shall be binding on all the Lenders and holders of Notes.

     Section 9.4.  Consultation with Experts.  Each of the Syndication Agent,
                   -------------------------
the Administrative Agent, the Documentation Agent, the Senior Managing Agent, and the Joint Lead Arrangers and Joint Book Runners may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 9.5.  Indemnification Provisions; Credit Decision.  Neither the
                   -------------------------------------------
Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers, the Joint Book Runners, nor any of their directors, officers, agents, or employees shall be liable for any action taken or not taken by them in connection with the Credit

Documents (i) with the consent or at the request of the Required Lenders (or, if required by Section 10.11, all of the Lenders), or (ii) in the absence of their own gross negligence or willful misconduct. Neither the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers, the Joint Book Runners, nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Borrowing; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Article 4, except receipt of items required to be delivered to the Syndication Agent; or
(iv) the validity, effectiveness, genuineness, enforceability, value, worth or collectability hereof or of any other Credit Document or of any other documents or writings furnished in connection with any Credit Document; and the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, and the Joint Lead Arrangers and Joint Book Runners make no representation of any kind or character with respect to any such matters mentioned in this sentence. The Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, and the Joint Lead Arrangers and Joint Book Runners may execute any of their duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers and the Joint Book Runners shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Syndication Agent and the Documentation Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by any of them under the Credit Documents. The Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers and the Joint Book Runners may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with such Syndication Agent signed by such owner in form satisfactory to such Syndication Agent. Each Lender acknowledges that it has independently, and without reliance on the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, any Joint Lead Arranger or Joint Book Runner, or any other Lender, obtained such information and made such investigations and inquiries regarding the Borrower and its Subsidiaries as it deems appropriate, and based upon such information, investigations and inquiries, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Lender to keep itself informed about the creditworthiness and business, properties, assets, liabilities, condition (financial or otherwise) and prospects of the Borrower and its Subsidiaries, and the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers and the Joint Book Runners shall have no liability whatsoever to any Lender for such matters. The Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers and the Joint Book Runners shall have no duty to disclose to the Lenders information that is not required by any Credit Document to be furnished by the Borrower or any Subsidiaries to such Person at such time, but is voluntarily furnished to such Person (either in their respective capacities as Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers or the Joint Book Runners, or in their individual capacities).

     Section 9.6.  Indemnity.  The Lenders shall ratably, in accordance with
                   ---------
their Percentages, indemnify and hold the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers and the Joint Book Runners, and their directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section 9.6 shall survive termination of this Agreement.

     Section 9.7.  Resignation of Agents, Arrangers, Book Runners and
                   --------------------------------------------------
Successors. The Syndication Agent, the Administrative Agent, the Documentation
----------
Agent, the Senior Managing Agent, the Joint Lead Arrangers and the Joint Book Runners may resign at any time and shall resign upon any removal thereof as a Lender pursuant to the terms of this Agreement upon at least thirty (30) days' prior written notice to the Lenders and the Borrower. Any resignation of the Syndication Agent shall not be effective until a replacement therefor is appointed pursuant to the terms hereof. Upon any such resignation of the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, or Joint Lead Arranger or Joint Book Runner, the Required Lenders and, so long as no Event of Default shall then exist, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) shall have the right to appoint a successor Syndication Agent, Administrative Agent, Documentation Agent, Senior Managing Agent, or Joint Lead Arranger or Joint Book Runner, as the case may be. If no successor Syndication Agent, Administrative Agent, Documentation Agent, Senior Managing Agent, or Joint Lead Arranger or Joint Book Runner, as the case may be, shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the retiring Syndication Agent's, Administrative Agent's, Senior Managing Agent's, Documentation Agent's, or Joint Lead Arranger's or Joint Book Runner's giving of notice of resignation, then the retiring Syndication Agent, Administrative Agent, Documentation Agent, Senior Managing Agent, or Joint Lead Arranger or Joint Book Runner, as the case may be, may, on behalf of the Lenders and, so long as no Event of Default shall then exist, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) appoint a successor Syndication Agent, Administrative Agent, Documentation Agent, Senior Managing Agent, or Joint Lead Arranger or Joint Book Runner, as the case may be, which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, or Joint Lead Arranger or Joint Book Runner hereunder, such successor Syndication Agent, Administrative Agent, Documentation Agent, Senior Managing Agent, or Joint Lead Arranger or Joint Book Runner, as the case may be, shall thereupon succeed to and become vested with all the rights and duties of the retiring Syndication Agent, Administrative Agent, Documentation Agent, Senior

Managing Agent, or Joint Lead Arranger or Joint Book Runner hereunder, such successor Syndication Agent, Administrative Agent, Documentation Agent, Senior Managing Agent, or Joint Lead Arranger or Joint Book Runner, as the case may be, shall thereupon succeed to and become vested with all the rights and duties of the retiring Syndication Agent, Administrative Agent, Documentation Agent, Senior Managing Agent, or Joint Lead Arranger or Joint Book Runner, as the case may be, under the Credit Documents, and the retiring Syndication Agent, Administrative Agent, Documentation Agent, the Senior Managing Agent, or Joint Lead Arranger or Joint Book Runner shall be discharged from its duties and obligations thereunder. After any retiring Syndication Agent's, Administrative Agent's, Documentation Agent's, Senior Managing Agent's, or Joint Lead Arranger's or Joint Book Runner's resignation hereunder as Syndication Agent, Administrative Agent, Documentation Agent, Senior Managing Agent, or Joint Lead Arranger or Joint Book Runner, as the case may be, the provisions of this
Article 9 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Syndication Agent, Administrative Agent, Documentation Agent, Senior Managing Agent, or Joint Lead Arranger or Joint Book Runner, as the case may be.


ARTICLE 10.    MISCELLANEOUS.

     Section 10.1. No Waiver.  No delay or failure on the part of the
                   ---------
Syndication Agent or any Lender, or on the part of the holder or holders of any Notes, in the exercise of any power, right or remedy under any Credit Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power, right or remedy. To the fullest extent permitted by applicable law, the powers, rights and remedies under the Credit Documents of the Syndication Agent, the Lenders, and the holder or holders of any Notes are cumulative to, and not exclusive of, any powers, rights or remedies any of them would otherwise have.

     Section 10.2. Non-Business Day.  Subject to Section 2.4, if any payment of
                   ----------------
principal or interest on any portion of any Loan or any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such portion of any Loan or other Obligation bears for the period prior to maturity shall continue to accrue in the manner set forth herein on such Obligation from the stated due date thereof to the next succeeding Business Day, on which the same shall instead be payable.

     Section 10.3. Documentary Taxes. The Borrower agrees that it will pay any
                   -----------------
documentary, stamp or similar taxes payable with respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made, other than any such taxes imposed as a result of any transfer of an interest in a Credit Document. Each Lender that determines to seek compensation under this Section 10.3 shall give written notice to the Borrower and, in the case of a Lender other than the Syndication Agent, the Syndication Agent of the circumstances that entitle such Lender to such compensation no later than ninety (90) days after such Lender receives actual notice or obtains actual knowledge of the law, rule, order or interpretation or occurrence of another event giving rise to a claim hereunder. In any event, the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the 90th day preceding such written demand.

     Section 10.4. Survival of Representations.  All representations and
                   ---------------------------
warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as the Borrower has any Obligation hereunder or any Commitment hereunder is in effect.

     Section 10.5. Survival of Indemnities.  All indemnities and all provisions
                   -----------------------
relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans, including, but not limited to,
Section 2.11, Section 3.3, Section 7.5, Section 8.3, Section 10.3, and Section
10.13 hereof, shall, subject to Section 8.3(c), survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations and, with respect to any Lender, any replacement by the Borrower of such Lender pursuant to the terms hereof, in each case for a period of one (1) year.

     Section 10.6. Setoff.  In addition to any rights now or hereafter granted
                   ------
under applicable law and not by way of limitation of any such rights, upon the occurrence of, and throughout the continuance of, any Event of Default, each Lender and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the due and unpaid obligations and liabilities of the Borrower to that Lender or that subsequent holder under the Credit Documents, irrespective of whether or not that Lender or that subsequent holder shall have made any demand hereunder. Each Lender shall promptly give notice to the Borrower of any action taken by it under this Section 10.6, provided that any failure of such Lender to give such notice to the Borrower shall not affect the validity of such setoff. Each Lender agrees with each other Lender a party hereto that if such Lender receives and retains any payment, whether by setoff or application of deposit balances or otherwise, in respect of the Loans in excess of its ratable share of payments on all such Obligations then owed to the Lenders hereunder, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans and participations therein held by each such other Lender as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

     Section 10.7. Notices.  Except as otherwise specified herein, all notices
                   -------
under the Credit Documents shall be in writing (including cable, telecopy or telex) and shall be given to a party hereunder at its address, telecopier number or telex number set forth below or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Syndication Agent and the Borrower, given by courier, by United States certified or registered mail, by telegram or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Lenders and the Syndication Agent shall be addressed to their respective addresses, telecopier or telex number, or telephone numbers set forth on the signature pages hereof, and to the Borrower to:

                    Transocean Sedco Forex Inc.
                    4 Greenway Plaza
                    Houston, Texas 77046
                    Attention:  Brian C. Voegele
                    Telephone No.:  (713) 232-7587
                    Fax No.:  (713) 232-7033

With a copy to:
                    Baker Botts LLP
                    One Shell Plaza
                    Houston, Texas  77002-4995
                    Attention:  Stephen Krebs
                    Telephone No. (713) 229-1467
                    Fax No.:  (713) 229-1522

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 10.7, on the signature pages hereof or pursuant to
Section 10.10 and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, or (iv) if given by any other means, when delivered at the addresses specified in this Section 10.7, on the signature pages hereof or pursuant to Section 10.10; provided that any notice given pursuant to Article 2 shall be effective only upon receipt and, provided further, that any notice that but for this proviso would be effective after the close of business on a Business Day or on a day that is not a Business Day shall be effective at the opening of business on the next Business Day.

     Section 10.8. Counterparts. This Agreement may be executed in any number of
                   ------------
counterparts, and by the different parties on different counterpart signature pages, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.

     Section 10.9. Successors and Assigns.  This Agreement shall be binding upon
                   ----------------------
the Borrower, each of the Lenders, the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers, and the Joint Book Runners, and their respective successors and assigns, and shall inure to the benefit of the Borrower, each of the Lenders, the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers, and the Joint Book Runners, and their respective successors and assigns, including any subsequent holder of any Note; provided, however, (i) the Borrower may not assign any of its rights or obligations under this Agreement or any other Credit Document without the written consent of all Lenders, the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers, and the Joint Book Runners, (ii) the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead

Arrangers, and the Joint Book Runners may not assign any of their respective rights or obligations under this Agreement or any Credit Document except in accordance with Article 9, and (iii) no Lender or may assign any of its rights or obligations under this Agreement or any other Credit Document except in accordance with Section 10.10. Any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes issued to it (i) to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender, or (ii) in the case of any Lender that is a fund comprised in whole or in part of commercial loans, to a trustee for such fund in support of such Lender's obligations to such trustee; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank or such trustee for such Lender as a party hereto and the Borrower, the Syndication Agent and the other Lenders shall continue to deal solely with such Lender in connection with the rights and obligations of such Lender under this Agreement.

     Section 10.10. Sales and Transfers of Borrowing and Notes; Participations
                    ----------------------------------------------------------
in Borrowings and Notes.
-----------------------

     (a) Any Lender may, upon written notice to the Borrower, at any time sell to one or more commercial banking or other financial or lending institutions ("Participants") participating interests in any Commitment and Loans of such Lender hereunder, provided that no Lender may sell any participating interests in any such Commitment or such Loans hereunder without also selling to such Participant the appropriate pro rata share of all such Lender's Commitment and Loans hereunder, and provided further that no Lender shall transfer, grant or assign any participation under which the Participant shall have rights to vote upon or to consent to any matter to be decided by the Lenders or the Required Lenders hereunder or under any other Credit Document or to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) increase the amount of such Lender's Commitment and such increase would affect such Participant, (ii) reduce the principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such reduction would affect such Participant, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder and such postponement would affect such Participant, or (iv) release any collateral security for any Obligation, except as otherwise specifically provided in any Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, the Borrower and the Syndication Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Lender shall retain the sole right to enforce the obligations of the Borrower under any Credit Document. The Borrower agrees that if amounts outstanding under this Agreement and the Notes shall have been declared or shall have become due and payable in accordance with Section 7.2 or 7.3 upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 10.6. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.11, 3.3 and 8.3 with respect to its participation in the Commitments and the Borrowings outstanding from time to time, provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred if no participation had been transferred and provided, further, that Sections 8.3(c) and 8.6 shall apply to the transferor Lender with respect to any claim by any Participant pursuant to Section 2.11, 3.3 or 8.3 as fully as if such claim was made by such Lender. Anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any Lender any sum in excess of the sum the Borrower would have been obligated to pay to such Lender hereunder if such Lender had not sold any participation in its rights and obligations under this Agree ment or any other Credit Document.

     (b) Any Lender may at any time sell to (i) any of such Lender's affiliates or to any other Lender or any affiliate thereof that is a commercial banking or other financial or lending institution not subject to Regulation T of the Board of Governors of the Federal Reserve System and, (ii) upon written notice to the Syndication Agent and the Borrower, one or more commercial banking or other financial or lending institutions not subject to Regulation T of the Board of Governors of the Federal Reserve System (any of (i) or (ii), a "Purchasing Lender"), all or any part of its rights and obligations under this Agreement and the other Credit Documents, pursuant to an Assignment Agreement in the form attached as Exhibit 10.10, executed by such Purchasing Lender and such
            -------------
transferor Lender and delivered to the Syndication Agent; provided that each such sale to a Purchasing Lender shall be in an amount of $1,000,000 (calculated as hereinafter set forth) or more, or if in a lesser amount or if as a result of such sale the sum of the unfunded Commitment of such Lender plus the aggregate principal amount of such Lender's Loans would be less than an amount of $1,000,000 (calculated as hereinafter set forth), such sale shall be of all of such Lender's rights and obligations under this Agreement and all of the other Credit Documents payable to it to one Purchasing Lender. No Lender may sell or assign any portion of its Commitment and Loans to a Purchasing Lender without also selling to such Purchasing Lender the appropriate pro rata share of all such Lender's Commitment and Loans hereunder. Upon such execution and delivery, from and after the effective date of the transfer determined pursuant to such Assignment Agreement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth herein and
(y) the transferor Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Credit Documents. On or prior to the effective date of the transfer determined pursuant to such Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Syndication Agent in exchange for any surrendered Note, a new Note as appropriate to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment Agreement, and, if the transferor Lender has retained a Commitment or Borrowing hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitments or Borrowings retained by it hereunder. Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Syndication Agent to the Borrower marked "cancelled."

     (c) Upon its receipt of an Assignment Agreement executed by a transferor Lender and a Purchasing Lender, together with payment by the transferor Lender to the Syndication Agent hereunder of a registration and processing fee of $1,000 (unless the Borrower is replacing such Lender pursuant to the terms hereof, in which event such fee shall be paid by the Borrower), the Syndication Agent shall promptly on the effective date of the transfer determined pursuant thereto give notice of recordation to the Lenders and the Borrower. The Borrower shall not be responsible for such registration and processing fee or any costs or expenses incurred by any Lender, any Purchasing Lender or the Syndication Agent in connection with such assignment except as provided above.

     (d) If, pursuant to this Section 10.10 any interest in this Agreement or any Loan or Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Syndication Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Syndication Agent, the Borrower or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans,
(ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Syndication Agent and the Borrower) two duly completed and signed copies of either U.S. Internal Revenue Service Form W-8 BEN or U.S. Internal Revenue Service Form W-8 ECI or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Lender, the Syndication Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Syndication Agent and the Borrower) new forms as contemplated by Section 3.3(b) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (e) Notwithstanding any other provisions of this Section 10.10, no transfer or assignment of the interests of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans, the Notes or any other Obligations under the securities laws of any jurisdiction.

     Section 10.11. Amendments, Waivers and Consents. Any provision of the
                    --------------------------------
Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers or the Joint Book Runners are affected thereby, the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers or the Joint Book Runners, as the case may be, provided that:

          (i) no amendment or waiver shall (A) increase the Revolving Credit Commitment Amount without the consent of all Lenders or increase any Commitment of any Lender without the consent of such Lender, or (B) postpone the Maturity Date without the consent of all Lenders, or reduce the amount of or postpone the date for any scheduled payment of any principal of or interest (including, without limitation, any reduction in the rate of interest unless such reduction is otherwise provided herein) on any Loan or of any fee payable hereunder, without the consent of each Lender owed any such Obligation; and

          (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 10.11 or the definition of Required Lenders or the number of Lenders required to take any action under any other provision of the Credit Documents.

     Section 10.12. Headings. Section headings used in this Agreement are for
                    --------
reference only and shall not affect the construction of this Agreement.

     Section 10.13. Legal Fees, Other Costs and Indemnification. The Borrower,
                    -------------------------------------------
upon demand by the Syndication Agent, agrees to pay the reasonable fees and disbursements of legal counsel to the Syndication Agent in connection with the preparation and execution of the Credit Documents (which shall be in an amount agreed in writing by the Borrower), and any amendment, waiver or consent related thereto, whether or not the transactions contemplated therein are consummated. The Borrower further agrees to indemnify each Lender, the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers, and the Joint Book Runners, and their respective directors, officers, employees and attorneys (collectively, the "Indemnified Parties"), against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and other reasonable expenses of litigation or preparation therefor, whether or not such Indemnified Party is a party thereto) which any of them may pay or incur as a result of (a) any action, suit or proceeding by any third party or governmental authority against such Indemnified Party and relating to any Credit Document, the Loans, or the application or proposed application by any of the Borrower of the proceeds of any Loan, REGARDLESS OF WHETHER SUCH CLAIMS OR ACTIONS ARE FOUNDED IN WHOLE OR IN PART UPON THE ALLEGED SIMPLE OR CONTRIBUTORY NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES AND/OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR ATTORNEYS, (b) any investigation of any third party or any governmental authority involving any Lender (as a lender hereunder), or the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers, or the Joint Book Runners (in such capacity hereunder) and related to any use made or proposed to be made by the Borrower of the proceeds of any Loan or any transaction financed or to be financed in whole or in part, directly or indirectly with the proceeds of any Loan, and (c) any investigation of any third party or any governmental authority, litigation or proceeding involving any Lender (as a lender hereunder) or the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers, or the Joint Book Runners (in such capacity hereunder) and related to any environmental cleanup, audit, compliance or other matter relating to any Environmental Law or the presence of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law) with respect to the Borrower, regardless of whether caused by, or within the control of, the Borrower; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any of the foregoing arising out of such Indemnified Party's gross negligence or willful misconduct, as determined pursuant to a final nonappealable judgment of a court of competent jurisdiction or as expressly agreed in writing by such Indemnified Party. The Borrower, upon demand by the Syndication Agent, the Administrative Agent, the Documentation Agent, the Senior Managing Agent, the Joint Lead Arrangers, or the Joint Book Runners, or a Lender at any time, shall reimburse such Agent or such Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is excluded from indemnification pursuant to the provisions of the preceding sentence. Each Indemnified Party agrees to contest any indemnified claim if requested by the Borrower, in a manner reasonably directed by the Borrower, with counsel selected by the Indemnified Party and approved by the Borrower, which approval shall not be unreasonably withheld or delayed. Any Indemnified Party that proposes to settle or compromise any such indemnified claim shall give the Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower's prior written consent thereto, which consent shall not be unreasonably withheld or delayed; provided that the Indemnified Party shall not be restricted from settling or compromising any such claim if the Indemnified Party waives its right to indemnity from the Borrower in respect of such claim.

     Section 10.14.  Governing Law; Submission to Jurisdiction; Waiver of Jury
                     ---------------------------------------------------------
Trial.
-----

     (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AND THE RIGHTS AND DUTIES OF THE PARTIES THERETO, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO AGREE THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SYNDICATION AGENT, THE DOCUMENTATION AGENT, THE SENIOR MANAGING AGENT, THE ADMINISTRATIVE AGENT, THE JOINT LEAD ARRANGERS, THE JOINT BOOK RUNNERS, THE LENDERS, OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW

YORK SITTING IN THE BOROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, 111 8TH AVENUE, NEW YORK, NEW YORK 10011, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE BORROWER TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT HERETO. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

     (C) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     (D) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.7. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY

PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

     Section 10.15. Confidentiality. Each of the Agents, the Joint Lead
                    ---------------
Arrangers, the Joint Book Runners, and Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to their respective affiliates and to prospective Purchasing Lenders and Participants and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors who have reason to use such Information in connection with the evaluation of the transactions contemplated by this Agreement (subject to similar confidentiality provisions as provided herein) solely for purposes of evaluating such Information, (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable law or regulation or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or any proceedings relating to this Agreement or the other Credit Documents, (v) with the consent of the Borrower, or (vi) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.15, or (y) becomes available on a non-confidential basis from a source other than the Borrower or its affiliates or the Lenders or their respective affiliates. For purposes hereof, "Information" means all information received by the Lenders, the Agents, the Joint Lead Arrangers and the Joint Book Runners from the Borrower relating to the Borrower or its business, other than any such information that is available to such Persons on a non-confidential basis prior to disclosure by the Borrower. The Lenders shall be considered to have complied with their respective obligations if they have exercised the same degree of care to maintain the confidentiality of such Information as they would accord their own confidential information.

     Section 10.16. Effectiveness. This Agreement shall become effective on the
                    -------------
date (the "Effective Date") on which all parties to this Agreement have signed and delivered to the Syndication Agent a counterpart signature page hereto or, in the case of a Lender, the Syndication Agent has received a facsimile notice that such a counterpart has been signed and mailed to the Syndication Agent.

     Section 10.17. Severability. Any provision of this Agreement that is
                    ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.18. Currency Conversion.  All payments of Obligations under this
                    -------------------
Agreement, the Notes or any other Credit Document shall be made in Dollars. If any payment of any Obligation, whether through payment by the Borrower or the proceeds of any collateral, shall be made in a currency other than Dollars, such amount shall be converted into Dollars at the current market rate for the purchase of Dollars with the currency in which such obligation was paid, as quoted by the Lender who is the Syndication Agent in accordance with the methods customarily used by such Lender for such purposes as of the time of such determination. The parties hereto hereby agree, to the fullest extent that they may effectively do so under applicable law, that (i) if for the purposes of obtaining any judgment or award it becomes necessary to convert from any currency other than Dollars into Dollars any amount in connection with the Obligations, then the conversion shall be made as provided above on the Business Day before the day on which the judgment or award is given, (ii) in the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment or award is given and the date of payment, the Borrower will pay to the Syndication Agent, for the benefit of the Lenders, such additional amounts (if any) as may be necessary, and the Syndication Agent, on behalf of the Lenders, will pay to the Borrower such excess amounts (if any) as result from such change in the rate of exchange, to assure that the amount paid on such date is the amount in such other currency, which when converted at the rate of exchange described herein on the date of payment, is the amount then due in Dollars, and (iii) any amount due from the Borrower under this Section 10.18 shall be due as a separate debt and shall not be affected by judgment or award being obtained for any other sum due.

     Section 10.19. Change in Accounting Principles, Fiscal Year or Tax Laws.
                    --------------------------------------------------------
If (i) any change in accounting principles from those used in the preparation of the financial statements of the Borrower referred to in Section 5.9 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions), and such change materially affects the calculation of any component of any financial covenant, standard or term found in this Agreement, or (ii) there is a material change in federal or foreign tax laws which materially affects any of the Borrower and its Subsidiaries' ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions (with the agreement of the Required Lenders or, if required by Section 10.11, all of the Lenders) so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Borrower's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

     Section 10.20. Final Agreement.  The Credit Documents constitute the entire
                    ---------------
understanding among the parties to this Agreement and supersede all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter of the Credit Documents. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER CREDIT DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 10.21. Officer's Certificates.  It is not intended that any
                    ----------------------
certificate of any officer of the Borrower delivered to the Syndication Agent or any Lender pursuant to this Agreement shall give rise to any personal liability on the part of such officer.

     Section 10.22. Effect of Inclusion of Exceptions. It is not intended that
                    ---------------------------------
the specification of any exception to any covenant herein shall imply that the excepted matter would, but for such exception, be prohibited or required.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.


                              BORROWER:
                              --------

                              TRANSOCEAN SEDCO FOREX INC.,
                              a Cayman Islands company


                              By:____________________
                              Name:
                              Title:


                              Attest:________________
                              Name:
                              Title:

                              SUNTRUST BANK,
                              As Syndication Agent and a Lender


                              By:____________________
                              Name:
                              Title:



COMMITMENT AMOUNT:    $250,000,000

PERCENTAGE:            20.83333333%


Address for Notices:
-------------------

SunTrust Bank
SunTrust Plaza
303 Peachtree Street, N.E., 3rd Floor
Atlanta, GA  30308
Attn: Mr. John Fields
Telephone No.:     404/724-3667
Telecopy No.:      404/827-6270

Lending Office:
--------------

SunTrust Bank
SunTrust Plaza
303 Peachtree Street, N.E., 3rd Floor
Atlanta, GA  30308
Attn: Mr. John Fields
Telephone No.:     404/724-3667
Telecopy No.:      404/827-6270

Payment Instructions:
---------------------

Bank Name:         SunTrust Bank
ABA Number:        061 000 104
City, State:       Atlanta, Georgia
Account Number:    908 8000 112
Attention:         Pat Etheridge 404/588-8358
Reference:         Transocean Sedco Forex Inc.

                              ABN AMRO BANK, N.V.,
                              As Administrative Agent, Joint Lead
                              Arranger, Joint Book Runner, and a Lender


                              By:______________________
                              Name:
                              Title:



                              By:______________________
                              Name:
                              Title:


COMMITMENT AMOUNT:    $200,000,000

PERCENTAGE:            16.66666667%


Address for Notices:
-------------------

ABN AMRO Bank, N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL  60604-1003
Attn:                    Dina Tucci-Albro
Telephone No.:           312/992-5120
Telecopy No.:            312/992-5111

with a copy to:

ABN AMRO Bank, N.V.
Three Riverway, Suite 1700
Houston, TX  77056
Attn:                    Stuart Murray
Telephone No.:           713/964-3358
Telecopy No.:            713/964-5801

                              As Administrative Agent, Joint Lead Arranger, Joint Book Runner, and a Lender

Lending Office:
--------------

ABN AMRO Bank, N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL  60604-1003
Attn:                     Loan Administration
Telephone No.:            312/992-5150
Telecopy No.:             312/992-5155

Payment Instructions:
--------------------

Bank Name:                ABN AMRO Bank, N.V.
ABA Number:               026009580
City, State:              New York, NY
Account Name:             F/O ABN AMRO Bank, N.V.
                          Chicago Branch CPU
Account Number:           650-001-178941
Attention:
Reference:                CPU 00193232 - Transocean Sedco

Letters of Credit:
-----------------

Bank Name:                ABN AMRO Bank, N.V.
ABA Number:               026009580
City, State:              New York, NY
Account Name:             F/O ABN AMRO Bank, N.V.
                          Chicago Trade Services CPU
Account Number:           653-001 1738 41
Attention:
Reference:                Transocean Sedco

                              GOLDMAN SACHS CREDIT PARTNERS
                              L.P., as Joint Lead Arranger, Joint Book
                              Runner, and a Lender


                              By:________________________
                              Name:
                              Title:



COMMITMENT AMOUNT:    $500,000,000

PERCENTAGE:            41.66666667%


Address for Notices:
-------------------

Goldman Sachs Credit Partners L.P.
85 Broad Street - 6/th/ Floor
New York, New York  10004
Attn: Sandra Stulberger
Telephone No.:     212/902-5977
Telecopy No.:      212/357-4597

with a copy to:

Goldman Sachs Credit Partners L.P.
c/o Goldman, Sachs & Co.
85 Broad Street - 6/th/ Floor
New York, New York  10004
Attn: Barbara Aaron/Sally Wenden
Telephone No.:     212/357-3111/9735
Telecopy No.:      212/428-1242

Lending Office:
--------------

Goldman Sachs Credit Partners L.P.
85 Broad Street - 6/th/ Floor
New York, New York  10004
Attn: Sandra Stulberger
Telephone No.:     212/902-5977
Telecopy No.:      212/357-4597

                              PARTNERS L.P., as Joint Lead Arranger,
                              Joint Book Runner, and a Lender



Payment Instructions:
--------------------

Bank Name:       Citibank, N.A.
ABA Number:      021000089
City, State:     New York, New York
Account Number:  40717188
Attention:       Bank Loan Operations - Sandra Stulberger
Reference:       Transocean Sedco Forex Bridge Facility

                              BANK OF AMERICA, N.A.,
                              As Senior Managing Agent and a Lender


                              By:__________________________
                              Name:
                              Title:



COMMITMENT AMOUNT:    $125,000,000

PERCENTAGE:            10.41666667%


Address for Notices:
-------------------

Bank of America, N.A.
333 Clay Street, Suite 4550
Houston, TX  77002
Attn: Patrick Delaney, Managing Director
Telephone No.: 713/651-4929
Telecopy No.:  713/651-4808

Lending Office:
--------------

Bank of America, N.A.
901 Main Street
Dallas, TX  75202
Attn: Ramon Garcia
      Customer Service Representative
Telephone No.: 214/209-2119
Telecopy No.:  214/290-9462

with a copy to:

Bank of America, N.A.
333 Clay Street, Suite 4550
Houston, TX  77002
Attn: Thelma Johnson
Telephone No.: 713/651-4864
Telecopy No.:  713/651-4808

                              As Senior Managing Agent and a Lender

Payment Instructions:
--------------------

Bank Name:      Bank of America, N.A.
ABA Number:     #111000012
City, State:
Account Number: 1292000883
Attention:      Corporate Loan Funds
Reference:      Transocean Sedco Forex Inc.

                              WELLS FARGO BANK TEXAS,
                              NATIONAL ASSOCIATION,
                              As Documentation Agent and a Lender


                              By:________________________
                              Name:
                              Title:



COMMITMENT AMOUNT:    $125,000,000

PERCENTAGE:            10.41666667%


Address for Notices:
-------------------

Wells Fargo Bank Texas, National Association
1000 Louisiana
3rd Floor, Energy Department
Houston, TX  77002
Attn: Spencer Smith, Vice President
Telephone No.:  713/319-1362
Telecopy No.:   713/739-1087

Lending Office:
--------------

Wells Fargo Bank Texas, National Association
1740 Broadway
Denver, CO  80274
Attn: Tanya Ivie, Production Manager
Telephone No.:  303/863-6102
Telecopy No.:   303/863-2729

Payment Instructions:
--------------------

Bank Name:      Wells Fargo Bank
ABA Number:     121-000-248
City, State:    Denver, Colorado
Account Number: 2969507201
Attention:      Denver WLS
Reference:      Transocean Sedco Forex